UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ARROW ELECTRONICS, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Michael J. Long
Chairman of the Board
March 25, 2010
Dear Shareholder:
You are invited to Arrow’s Annual Meeting of Shareholders, on Tuesday, May 4, 2010, at the Royal Palms Hotel, 5200 East Camelback Road, Phoenix, Arizona at 10:00 a.m. Mountain Standard Time. The formal notice of the meeting and the proxy statement soliciting your vote at the meeting appear on the following pages.
The three matters being put to a vote at the meeting are the election of directors, a proposal to ratify the appointment of our independent registered public accounting firm, and a proposal to re-approve and amend the Company’s Omnibus Incentive Plan in certain respects, including an increase in the number of shares which can be issued thereunder. These matters are discussed more fully in the proxy statement.
Arrow’s Board of Directors recommends the approval of the proposals as being in the best interests of Arrow, and urges you to read the proxy statement carefully before you vote. Your vote is important, regardless of the number of shares you own.
Under the rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials to our shareholders online rather than mailing printed copies of those materials to each shareholder. Accordingly, you will not receive a printed copy of the proxy materials unless you request one. The Notice of Internet Availability includes instructions on how to access and review the materials, and how to access your proxy card and vote online. If you would like to receive a printed copy of our proxy materials please follow the instructions included in such Notice.
Please make sure you vote, whether or not you plan to attend the meeting. You can cast your vote at the meeting, online by following the instructions on either the proxy card or the Notice of Internet Availability, by mailing your proxy card in the postage-paid return envelope, or by telephone.
Sincerely yours,

Michael J. Long
Chairman of the Board

ARROW ELECTRONICS, INC.
50 Marcus Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE
10:00 a.m. Mountain Standard Time on Tuesday, May 4, 2010
PLACE
Royal Palms Hotel
5200 East Camelback Road
Phoenix, Arizona 85018
ITEMS OF BUSINESS
     The annual meeting will be held:
1.	To elect directors of Arrow for the ensuing year.

2.	To act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To re-approve and amend the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, including an increase in the aggregate number of shares of Arrow common stock available for issuance to plan participants.
RECORD DATE
     Only shareholders of record at the close of business on March 12, 2010 are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.
PROXY MATERIALS AND ANNUAL REPORT
     If you wish to receive a printed copy of the proxy materials and our annual report you must request a copy. The Notice of Internet Availability has instructions for access to and review of our proxy materials online, as well as instructions for online voting.
     Arrow’s 2009 Annual Report (which is not a part of the proxy soliciting material) and this proxy statement were made available through www.proxyvote.com on or about March 25, 2010, and are also available at the Company’s website at www.arrow.com/annualreport2009.

PROXY VOTING
     Shareholders can vote by attending the meeting, by completing and returning the proxy card, online, or by telephone. The Notice of Internet Availability and the proxy card itself have detailed instructions for voting.
     Shareholders may revoke a proxy (change or withdraw the vote) at any time prior to its exercise at the meeting by following the instructions in the proxy statement.
By Order of the Board of Directors
     Peter S. Brown
     Secretary

ARROW ELECTRONICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
To be Held May 4, 2010

ARROW ELECTRONICS, INC.
50 Marcus Drive
Melville, New York 11747

PROXY STATEMENT
in connection with the
2010 Annual Meeting of Shareholders
The Purpose of this Statement
     The Board of Directors of Arrow Electronics, Inc., a New York corporation (“Arrow” or the “Company”), is furnishing this proxy statement to all shareholders of record to solicit proxies to be voted at the 2010 Annual Meeting of Shareholders. By returning the completed proxy card, or voting over the telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting. The proxy statement was made available through www.proxyvote.com on or about March 25, 2010.
Invitation to the Annual Meeting
     Shareholders of record are invited to attend the 2010 Annual Meeting of Shareholders on Tuesday, May 4, 2010, beginning at 10:00 a.m. Mountain Standard Time. The meeting will be held at the Royal Palms Hotel, 5200 East Camelback Road, Phoenix, Arizona 85018.
Voting Instructions
     Please vote your shares by telephone or through the internet or complete, sign, and date your proxy card, and return it promptly in the postage-paid return envelope provided. Whether or not you plan to attend the meeting, your prompt response will assure a quorum and reduce solicitation expense.
     If shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), such holder should receive instructions from the record shareholder that must be followed in order for such shares to be voted. Internet and/or telephone voting also will be offered to shareholders owning shares through most banks and brokers.
Shareholders Entitled to Vote
     Only shareholders of record of Arrow’s common stock at the close of business on March 12, 2010 (the “record date”) are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. As of the record date, there were 121,423,841 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the meeting shall constitute a quorum.

Revocation of Proxies
     The person giving the proxy may revoke it at any time prior to the time it is voted at the meeting by giving written notice to Arrow’s Secretary. If the proxy was given by telephone or through the internet, it may be revoked in the same manner. You may also revoke your proxy by attending the Annual Meeting and voting in person.
Cost of Proxy Solicitation
     Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $10,500 plus expenses. Arrow will supply soliciting materials to the brokers and other nominees holding Arrow common stock in a timely manner so that the brokers and other nominees may send the material to each beneficial owner and Arrow will reimburse the brokers and other nominees for their expenses in so doing. In addition to this solicitation by mail, employees of the Company may solicit proxies in person or by telephone.
CERTAIN SHAREHOLDERS
Holders of More than 5% of Common Stock
     The following table sets forth certain information with respect to the only shareholders known to the Company to own beneficially more than 5% of the outstanding common stock of Arrow as of March 12, 2010.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Class
Wellington Management Company, LLP (1)
75 State Street
Boston, Massachusetts 02109	11,849,452	9.8%

FMR LLC (2)
82 Devonshire Street
Boston, Massachusetts 02109	11,180,478	9.2%

BlackRock Inc. (3)
40 East 52nd Street
New York, NY 10022	7,384,877	6.1%

Artisan Partners Holdings LP (4)
875 East Wisconsin Avenue
Milwaukee, Wisconsin 53202	7,243,436	6.0%

(1)	Based upon a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2010, Wellington Management Company, LLP, a registered investment advisor, has shared voting power with respect to 3,235,910 shares and shared dispositive power with respect to 11,849,452 shares.

Based upon a Schedule 13G filed with the SEC on February 4, 2010, the shares beneficially owned by Wellington Management Company, LLP include 8,077,650 shares (6.7% of the Company’s outstanding common stock) beneficially owned by Vanguard Windsor Funds – Vanguard Windsor Fund, a registered investment company, which has sole voting power with respect to all such shares.

(2)	Based upon a Schedule 13G filed with the SEC on February 16, 2010, FMR LLC, a parent holding company, has sole dispositive power with respect to all of the shares and sole voting power with respect to 36,050 shares.

(3)	Based upon a Schedule 13G filed with the SEC on January 29, 2010, BlackRock Inc., a parent holding company, has sole dispositive power and sole voting power with respect to all shares.

(4)	Based upon a Schedule 13G filed with the SEC on February 11, 2010, Artisan Partners Holdings LP is a registered investment advisor of which Artisan Investment Corporation is the general partner. ZFIC, Inc. is the sole stockholder of Artisan Investment Corporation and Mr. Andrew A. Ziegler and Ms. Carlene M. Ziegler are the principal stockholders of ZFIC, Inc. Each of these persons and entities beneficially owns the shares shown and has shared voting power with respect to 6,988,736 shares and shared dispositive power with respect to 7,243,436 shares. Artisan Partners Limited Partnership is a registered investment advisor of which Artisan Partners Holdings LP is the sole limited partner and Artisan Investments GP LLC is the general partner. Artisan Partners Limited Partnership and Artisan Investments GP LLC beneficially own 7,175,736 shares and have shared voting power with respect to 6,921,036 shares and shared dispositive power with respect to 7,175,736 shares.

The shares reported were acquired on behalf of discretionary clients of Artisan Partners Holdings LP and Artisan Partners Limited Partnership. Persons other than Artisan Partners Holdings LP and Artisan Partners Limited Partnership are entitled to receive all dividends from, and proceeds from the sale, of those shares. None of Artisan Partners Holdings LP or Artisan Partners Limited Partnership discretionary clients, to the knowledge of the reporting persons and entities, has an economic interest in more than 5% of the class.
Shareholding of Executive Officers and Directors
     As of March 12, 2010, all of the executive officers and directors of Arrow as a group were the beneficial owners of 2,987,973 shares of the Company’s common stock, which is 2.5% of the total shares of common stock outstanding. This amount includes 1,923,002 shares, 1.6% of the Company’s outstanding common stock, held by the Arrow Electronics Stock Ownership Plan (the “ESOP”) of which Paul J. Reilly, Executive Vice President, Finance and Operations, and Chief Financial Officer of Arrow, and Peter S. Brown, Senior Vice President, General Counsel and Secretary of Arrow, are the trustees. As trustees, they have shared power to vote the shares held by the ESOP, and for that reason are deemed to be beneficial owners of them under SEC regulations. The ESOP total also includes shares allocated to the individual accounts of each of the trustees.
     As of March 12, 2010, the “Named Executive Officers” (the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company other than the Chief Executive Officer and the Chief Financial Officer) and directors had beneficial ownership of the Company’s common stock as follows:

Shares of Common Stock Beneficially Owned

	Currently	Common	Acquirable	% of Outstanding
	Owned (1)	Stock Units (2)	w/in 60 Days	Common Stock
Michael J. Long	253,298	—	—	*
Paul J. Reilly (3)	2,158,345	—	—	1.8%
Peter S. Brown (3)	2,023,991	—	—	1.7%
Peter T. Kong	108,555	—	—	*
John P. McMahon	65,244	—	5,750	*
Daniel W. Duval	40,200	25,731	—	*
Gail E. Hamilton	—	6,840	—	*
John N. Hanson	19,500	23,528	—	*
Richard S. Hill	—	12,698	—	*
M.F. (Fran) Keeth	—	15,736	—	*
Roger King	19,000	23,821	—	*
Stephen C. Patrick	15,000	22,916	—	*
Barry W. Perry	16,000	25,392	—	*
John C. Waddell	16,035	13,395	—	*
Total Executive Officers’ and Director’s Beneficial Ownership (3)	2,812,166	170,057	5,750	2.5%

*	Represents holdings of less than 1%.

(1)	Includes vested stock options and restricted shares granted under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), as well as shares held by the ESOP and shares owned independently.

(2)	Includes common stock units deferred by non-employee directors and restricted stock units granted to them under the Omnibus Incentive Plan.

(3)	Includes 1,923,002 shares held by the ESOP, of which Messrs. Reilly and Brown are trustees. Each trustee is deemed a beneficial owner of all of the shares, however, the total number of shares shown as beneficially owned by all of the directors and executive officers as a group includes such shares only once.
PROPOSAL 1: ELECTION OF DIRECTORS
     Each nominee for election as a member of the Board of Directors of Arrow (the “Board”) is to be elected to hold office until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified.
     William E. Mitchell retired from the Board effective December 31, 2009, and on April 3, 2009 Karen Gordon Mills resigned from the Board upon her confirmation as Administrator of the U.S. Small Business Administration. The Chairman, together with his colleagues on the Board, for themselves and on behalf of Arrow, gratefully acknowledge Mr. Mitchell’s and Ms. Mills’ years of service and their many valuable contributions to the Company.
     By resolution of the Board of Directors adopted in accordance with the Company’s bylaws, the Board consists of ten directors unless and until that number is changed by a resolution of the then current Board. Shareholder proxies solicited under this proxy statement cannot be voted for more than ten directors.
The Board recommends a vote for all of the nominees named below.
     The ten nominees receiving a plurality of votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether due to abstention or broker non-votes) have no effect on the election of directors.
     An uncontested election of directors is no longer considered a “routine” item under the New York Stock Exchange rules. As a result, if a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does not give his or her broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal.
     The Board does not contemplate that any of the nominees named below will be unable or unwilling to serve as a director. If any nominee should refuse or be unable to serve, an event which is not anticipated, the proxy will be voted for such person as shall be designated by the Board to replace such nominee, or in lieu thereof, the Board may reduce the number of directors.
     In accordance with Arrow’s corporate governance guidelines, members of the Board should have the education, business experience, and insight necessary to understand Arrow’s business. Further, members of the Board should be able to evaluate and oversee its direction and performance for Arrow’s continued success. The directors should also possess such functional skills, corporate leadership, and international experience as to contribute to the development and expansion of the Board’s knowledge and capabilities. Moreover, the directors should have the willingness and ability to objectively and constructively appraise the performance of executive management and, when necessary, recommend appropriate changes. In addition, the guidelines specifically state that diversity can be an important factor for the committee to consider in evaluating Board candidates. Indeed, the entire Board values diversity in all of its relevant forms, and believes that it promotes the highest level of efficiency and effectiveness. Based on the nominees’ experiences, attributes and skills, which exemplify the sought after characteristics set forth above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of Arrow. All of the following nominees are currently directors of Arrow and were elected at Arrow’s last annual meeting.
Daniel W. Duval, 73, director since 1987
Mr. Duval has been the Lead Independent Director of Arrow since May 2006. He was Chairman of the Board from June 2002 to May 2006. He also served as Arrow’s interim Chief Executive Officer from September 15, 2002 to February 2, 2003 while the company performed a search to find a permanent Chief Executive Officer. He served as interim President and Chief Executive Officer of Robbins & Myers, Inc., a manufacturer of fluids management systems, from December 2003 through July 2004.
Mr. Duval does not currently serve on any other boards. However, within the past five years, he has served as a director of Robbins & Myers, Inc., The Manitowoc Company, Inc., Miller-Valentine Group, and Gosiger, Inc. As a result of Mr. Duval’s previous experience as Chief Executive Officer at Robbins & Myers, Inc., he is experienced in overseeing and directing public companies.

Gail E. Hamilton, 60, director since 2008
Ms. Hamilton was Executive Vice President of Symantec Corporation, an infrastructure software and services provider, from March 2000 to January 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of OpenText Corp., Ixia, and Surgient, Inc. In the last five years, Ms. Hamilton has also served as a director of Washington Group International.
Ms. Hamilton has been responsible for designing, manufacturing and selling electronic systems for over 20 years. While at Symantec, Ms. Hamilton oversaw the operations of the enterprise and consumer business. In that role, she was responsible for budgeting and helped steer the company through an aggressive acquisition strategy. We believe Ms. Hamilton’s experience at Symantec, a leading software company, makes her particularly valuable in providing guidance to our Enterprise Computing Solutions business with regard to its direction and strategy.
John N. Hanson, 68, director since 1997
Mr. Hanson has been the Non-Executive Chairman of the Board of Joy Global Inc., a manufacturer of mining equipment for both underground and surface applications, since February 2007. He was Chairman, Chief Executive Officer and President of Joy Global Inc. (formerly known as Harnischfeger Industries, Inc.) for more than five years prior thereto. He is Chairman of the American Coal Foundation.
Within the past five years, Mr. Hanson also served as a director of the Milwaukee Symphony Orchestra and the Boys & Girls Clubs of Milwaukee. Immediately upon his appointment in 1999 as Chief Executive Officer of Harnischfeger Industries, Inc., Mr. Hanson provided the required guidance and leadership to bring it through its Chapter 11 bankruptcy reorganization. In so doing, the company became a more efficient, profitable organization. During this process, Mr. Hanson was responsible for leading that company’s direction by developing and implementing a long-term strategy and assessing risks and opportunities. Mr. Hanson has run multiple businesses throughout his career, several of which used distribution as their principle sources of products and services.
Richard S. Hill, 58, director since 2006
Mr. Hill has been Chief Executive Officer and Chairman of the Board of Novellus Systems, Inc., a maker of devices used in the manufacture of advanced integrated circuits, for more than five years. He is currently a director of LSI Corporation and Chairman of the University of Illinois Foundation. Also, within the past five years, Mr. Hill served as a director of Agere Systems, Inc.
Mr. Hill has had a broad base of experience as the Chief Executive Officer of Novellus. In that role, Mr. Hill sets the strategy by evaluating market risks to determine the ultimate direction of that company. Novellus is in the business of developing, manufacturing, and selling equipment used in the fabrication of integrated circuits. As a result, Mr. Hill has a thorough understanding of the semiconductor market in which Arrow operates.

M.F. (Fran) Keeth, 63, director since 2004
Mrs. Keeth was Executive Vice President of Royal Dutch Shell, plc, and Chief Executive Officer and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for Shell Chemicals Limited from July 2001 to January 2005 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/ShellGroup, from July 2001 to July 2006. Mrs. Keeth also serves as a director of Verizon Communications Inc. and Peabody Energy Corporation.
Mrs. Keeth rose to the level of Chief Executive Officer and President of Shell Chemicals Limited. Her knowledge and expertise helped guide the direction, culture, and operational excellence of Shell. Further, during her career, Mrs. Keeth has held a number of senior accounting positions, including Principal Accounting Officer and Controller. As a result of such experience and associated expertise, Mrs. Keeth is considered an “audit committee financial expert” as the term is defined in Item 407(d)(5) of Regulation S-K.
Roger King, 69, director since 1995
Dr. King served as Chief Executive Officer of Sa Sa International Holdings Limited, a retailer of cosmetics listed on the Hong Kong Exchange, from 1999 until 2002. He is currently an Adjunct Professor of Finance at Hong Kong University of Science and Technology. He also serves as a Director of Orient Overseas (International) Limited, an international shipping and logistics company, and Sincere Watch (Hong Kong) Limited, a distributor of fine watches, both of which are listed on the Hong Kong Stock Exchange, and serves on the Supervisory Board of TNT N.V., which is listed on Euronext Amsterdam. Within the past five years, Mr. King served on the boards of China Lot Synergy Holdings Ltd. (formerly World Metal Holdings Ltd.) and Prime Credit, Ltd. Hong Kong.
In addition, Dr. King was a standing committee member of the Chinese People’s Consultative Conference of the Zhejiang Provincial Committee. His knowledge of the Asian market, including the expertise he developed during his twenty years as the Chief Executive Officer of one of the largest distributors/resellers in Hong Kong, is highly valuable as the Company expands its efforts to grow in that region.
Michael J. Long, 51, director since 2008
Mr. Long was appointed Chief Executive Officer of Arrow in May 2009, and Chairman of the Board effective January 1, 2010. He was appointed President (and currently holds this position) and Chief Operating Officer of Arrow in February 2008. He served as Senior Vice President of the Company from January 2006 to February 2008, and, prior thereto, he served as Vice President of the Company for more than five years. He was appointed President, Arrow Global Components in September 2006. Mr. Long served as President, North America and Asia/Pacific Components from January 2006 until September 2006; President, North America from May 2005 to December 2005; and President and Chief Operating Officer of Arrow Enterprise Computing Solutions from July 1999 to April 2005. Mr. Long also serves as a Director of AmerisourceBergen Corporation.
As a result of his numerous years in leadership roles at the Company and in the distribution industry, Mr. Long understands the competitive nature of the business, has an in-depth knowledge of the Company, strong management background and broad executive experience.

Stephen C. Patrick, 60, director since 2003
Mr. Patrick has served as the Chief Financial Officer of the Colgate-Palmolive Company, a global consumer products company, for more than 13 years. In his more than 25 years at Colgate-Palmolive he has also held positions as Vice President, Corporate Controller and Vice President of Finance for Colgate Latin America.
Mr. Patrick’s experience and education make him an expert in financial matters. As the Chief Financial Officer of a successful public company, Mr. Patrick is responsible for assuring that all day-to-day financial transactions are accurately depicted in all public filings. All of this requires a thorough understanding of finance, treasury and risk management functions. Mr. Patrick is considered an “audit committee financial expert” as the term is defined in Item 407(d)(5) of Regulation S-K.
Barry W. Perry, 63, director since 1999
Mr. Perry was Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, for more than five years prior to his retirement in June 2006. Mr. Perry is also currently a director of the Cookson Group plc and Ashland Inc.
While he was Chief Executive Officer of Engelhard Corporation, Mr. Perry established his company’s vision and strategy, selected key management personnel and evaluated the risks of participating in various markets. Further, his experience as a director of a number of public multinational companies, provides him with the skills to objectively and accurately evaluate the financial performance and corporate strategies of a large company.
John C. Waddell, 72, director since 1969
Mr. Waddell retired as the Chairman of the Board of Arrow in May 1994 and since that time has served as the non-executive Vice Chairman. As one of the Company’s founders and a director for more than four decades, Mr. Waddell has an in-depth knowledge of the Company and its culture. He is an expert in electronic component distribution.

THE BOARD AND ITS COMMITTEES
     The Board meets in general sessions with the Chairman of the Board presiding, in meetings limited to non-management directors (which are led by the Lead Independent Director) and in various committees. Committee meetings are open to all members of the Board. Committee memberships and chair assignments are reviewed annually by the Corporate Governance Committee.
     The table below reflects committee memberships for calendar year 2009.

	Audit		Compensation		Corporate Governance
	Jan 2009-May 2009	May 2009-Dec 2009	Jan 2009-May 2009	May 2009-Dec 2009	Jan 2009-May 2009	May 2009-Dec 2009
Daniel W. Duval	•	•	•	•
Gail E. Hamilton	•			•	•	•
John N. Hanson			•	•	•	•
Richard S. Hill	•	•	•	•
M.F. (Fran) Keeth	•	•			•	•
Roger King	•	•			•	•
Michael Long
Karen Gordon Mills (1)			▲		•
William E. Mitchell (2)
Stephen C. Patrick	▲	▲			•
Barry W. Perry	•		•	▲
John C. Waddell			•		▲	▲

▲ Chair • Member

(1)	Ms. Mills, who served as an independent, non-management director, resigned effective April 3, 2009.

(2)	Mr. Mitchell retired as a director effective December 31, 2009.
Lead Independent Director
     In accordance with Arrow’s corporate governance guidelines, the Board has determined that Mr. Duval will serve as the Lead Independent Director. The Lead Independent Director chairs Board meetings when the Chairman is not present. He also chairs the sessions of the non-management directors held in connection with each Board meeting. The Lead Independent Director serves as a liaison between the Chairman and the independent non-management directors, and approves Board agendas and meeting schedules. The Lead Independent Director has the authority to call meetings of the non-management directors.
Chief Executive Officer and Chairman Positions
     As is common practice among many public companies, the Company’s Chief Executive Officer currently serves as Chairman of the Board. In his position as Chief Executive Officer, Mr. Long has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman, he sets the strategic priorities for the Board, presides over its meetings and communicates its strategic findings and guidance to management. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision. In addition, we have found that our Chief Executive Officer is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks.
Committees
     Each of the committees of the Board operates under a charter, copies of which are available at the “Corporate Governance” link on the investor relations section of the Company’s website, www.arrow.com. As a matter of practice, beginning in May 2009, the Board determined that a director that acts as a Chair for a committee will not serve as a member of any other committee.
     The audit committee reviews and evaluates Arrow’s financial reporting process and other matters including its accounting policies, reporting practices, and internal accounting controls. The committee also monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm. The committee reviews with the corporate audit department (which reports to the audit committee) and management the scope of the annual corporate audit plan, and the results of the audits carried out by the corporate audit department, including its assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources. The Board has determined that Mr. Patrick is an “audit committee financial expert.” The Board has also determined that Mrs. Keeth qualifies as an “audit committee financial expert.”
     The compensation committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow’s strategy, drive long-term profitable growth and increase shareholder value. The committee reviews and approves the corporate goals and objectives relevant to executive compensation, and, subject to review and ratification by the other non-management members of the Board, reviews and approves the base salary, annual incentives, performance and stock-based awards and retirement and other benefits for the Chief Executive Officer (in executive session) and the Company’s other principal executives. In establishing the foregoing, the committee reviews the performance of each of the Named Executive Officers and the Company as a whole. Under its charter, the committee may delegate its authority to a subcommittee consisting of one or more members.
     In 2009, the committee once again directly engaged Pearl Meyer & Partners as a consultant to examine and report exclusively to the committee on best practices in the alignment of compensation programs for the Chief Executive Officer and other members of senior management with corporate goals by providing competitive and benchmarking data, analyses, and recommendations with regard to plan design and target compensation. Pearl Meyer & Partners does not provide any other services to the Company.
     The corporate governance committee has primary responsibility for developing the corporate governance guidelines for Arrow, to identify and recommend new candidates for nomination to fill existing or expected director vacancies, and for making recommendations with respect to committee assignments and other governance issues. In addition, the committee evaluates the performance of individual Board members and determines if each of them should be recommended for re-election to the Board. The committee annually reviews and makes recommendations to the Board regarding the compensation of non-employee directors.

     The committee will consider shareholder recommendations of nominees for membership on the Board as well as those recommended by current directors, Company officers, employees, and others. Such recommendations may be submitted to Arrow’s Secretary, Peter S. Brown, at Arrow Electronics, Inc., 50 Marcus Drive, Melville, New York 11747, who will forward them to the committee. Possible candidates suggested by shareholders are evaluated by the corporate governance committee in the same manner as other possible candidates.
     The committee’s initial review of a potential candidate is typically based on any written materials provided to the committee. In connection with the evaluation of potential nominees, the committee determines whether to interview the nominee, and if warranted, the committee, the Chairman of the Board and Chief Executive Officer, the Lead Independent Director and others as appropriate, interview the potential nominees. The committee retains the services of a third-party executive recruitment firm to assist committee members in the identification and evaluation of potential nominees for the Board.
     The committee’s expectations as to the specific qualities and skills required for directors including those nominated by shareholders are set forth in Section 4 of Arrow’s corporate governance guidelines (available at the “Corporate Governance” link on the investor relations section of the Company’s website, www.arrow.com).
Enterprise Risk Management
     The role of the Board is to promote the best interests of the Company and its shareholders by overseeing the management of Arrow’s business, assets and affairs. Management is ultimately responsible for the day-to-day management of the risks facing the Company, including timely identifying, monitoring, mitigating, and managing those risks that could have a material impact on the Company. To this end, Arrow’s Chief Executive Officer has the ultimate management authority for enterprise risk management including responsibility for capability development, risk identification and assessment, and for policies, governance, and strategies and actions to address enterprise risk.
     The following chart lists how the Board and its committees allocate the Board’s risk oversight function. This chart is not meant to be comprehensive and may change based upon facts and circumstances.

Audit Committee
•	Corporate Audit

•	Insurance

•	Business Continuity

•	Business Ethics/Fraud

•	Liquidity and Cash Management

•	Regulatory Compliance

•	Hedging / Derivative Instruments

•	Litigation and Environmental Matters

•	Credit Markets

•	Inventory

•	Accounting Policies and Financial Internal Control
Board of Directors
•	Mergers and Acquisitions

•	Strategy and Business Development

•	Enterprise Resource Planning

•	Competitive Analysis

•	CEO Succession Planning

•	Capital Structure
Governance Committee
•	Board Succession Planning

•	Board Performance

•	Evaluation

•	CEO Performance Evaluation

•	Board Governance
Compensation Committee
•	Executive Compensation

•	Senior Management Succession Planning

     The Chief Executive Officer, or his designee, periodically reports to the Board (or the applicable committees as set forth above) on the work carried out in connection with enterprise risk management.

Compensation Risk Analysis
     We believe that our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of our executive incentive compensation program illustrate this point:
•	Our performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

•	Our annual and long-term incentives provide a defined range of payout opportunities (ranging from 25% to 200% of target);

•	Total direct compensation levels are heavily weighted on long-term, equity-based incentive awards with vesting schedules that fully materialize over a number of years;

•	Equity incentive awards are granted annually so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long term;

•	We have implemented meaningful executive stock ownership guidelines so that their personal wealth is significantly tied to the long-term success of our Company; and

•	The Compensation Committee retains discretion to adjust compensation based on the quality of Company and individual performance and adherence to the Company’s ethics and compliance programs, among other things.
     Based on the above combination of program features, we believe that (i) our executives are encouraged to manage the Company in a prudent manner, and (ii) our incentive programs are not designed in a manner to encourage our senior business leaders to take risks that are inconsistent with the Company’s best interests.
Independence
     The Company’s corporate governance guidelines provide that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationships with the Company and that he or she is not involved in any activity or interest that conflicts with or might appear to conflict with his or her fiduciary duties.
     To be deemed independent, a director must also meet the independence standards in the New York Stock Exchange listing rules. The Board has adopted the New York Stock Exchange listing rules for independence. The Company has determined that all non-management directors are independent.
     In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In making this determination regarding Mr. Hill, the Board considered that Mr. Hill is an independent director of LSI Corporation, a semiconductor manufacturer (for which the Company is an authorized distributor), and Chairman and Chief Executive Officer of Novellus Systems, Inc. In 2009, the Company purchased approximately $65,000,000 of LSI products worldwide, which is 2.9% of LSI’s total sales, and .5% of Arrow’s total purchases. The Board determined that this relationship did not impair Mr. Hill’s independence because he is an independent director of LSI, and receives compensation from LSI only in connection with his services as such. With respect to Novellus Systems, Inc., the Board determined that this relationship did not impair Mr. Hill’s independence because Novellus purchased approximately $16,000 of product from Arrow in 2009.

     Further, the Board has considered the fact that Mr. Waddell was previously a member of upper management and the Chairman of the Board of the Company. However, he retired from employment with the Company sixteen years ago in 1994. Notwithstanding Mr. Waddell’s former management role within the Company, the Board has determined that Mr. Waddell is currently independent.
     The Board has determined that all of its directors and nominees, other than Mr. Long, satisfy both the New York Stock Exchange’s independence requirements and the Company’s guidelines.
     As required by the Company’s corporate governance guidelines and the New York Stock Exchange’s listing rules, all members of the audit, compensation and corporate governance committees are independent, non-management directors and all members of the audit committee also satisfy the SEC independence requirements.
Compensation Committee Interlocks and Insider Participation
     No member of the compensation committee is a present or former employee of the Company, except for Mr. Duval, who served as interim Chief Executive Officer from September 15, 2002 to February 2, 2003. Under the rules of the New York Stock Exchange, Mr. Duval’s interim service does not alter his status as an independent, non-management director. No member of the compensation committee is an employee or director of any company where any employee or director of the Company serves on the compensation committee.
Meetings and Attendance
     Consistent with the Company’s corporate governance guidelines, it is the practice of the Board for all of its non-management directors to meet separately (without Company management present) following each Board meeting, with the Lead Independent Director presiding. In 2009, these non-management director meetings totaled five in number.
     During 2009, there were six meetings of the Board, nine meetings of the audit committee, seven meetings of the compensation committee, and five meetings of the corporate governance committee. All of the current directors attended 75% or more of all of the meetings of the Board and the committees on which they served. It is the policy of the Board that all of its members attend the Annual Meeting of Shareholders and all the members of the Board did so in 2009.
Director Compensation
     The independent, non-management members of the Board (that is, all members except Mr. Long) receive the following fees in cash:

Annual fee	$50,000
Fee for each Board or committee meeting attended	$2,000
Annual fee for service as committee chair	$10,000
Additional annual fee for service as compensation or audit committee chair	$5,000
     In addition to the cash fees, each non-employee director receives an annual grant of restricted stock units valued at $90,000 based on the fair market value of Arrow common stock on the date of grant. Those restricted stock units were fully vested on the date of grant. However, the units are not transferable into Arrow common stock, salable or available to be used as collateral until one year after the director leaves the Board, when each vested unit is settled with the issuance of one share of Arrow common stock. Based on the closing market price of $23.00 on May 1, 2009, the 2009 grant resulted in 3,913 restricted stock units being awarded to each such director. For his service as Lead Independent Director, Mr. Duval received an additional grant of restricted stock units valued at $30,000 (1,304 units in 2009, based on the grant-date closing market price of $23.00).
     Neither Mr. Mitchell nor Mr. Long received compensation for Board service during 2009. Ms. Mills resigned on April 3, 2009 upon her confirmation as Administrator of the U.S. Small Business Administration. As a result, the total fees she earned as a director in 2009 were $24,831 as reflected in the table below.
     The following table shows the total dollar value of compensation received by all non-employee directors in or in respect of 2009.

Non-Employee Director Compensation
	Fees Earned	Stock Awards	Total
Name	($)	($)(1)	($)
Daniel W. Duval	96,000	120,000	216,000
Gail E. Hamilton	88,000	90,000	178,000
John N. Hanson	82,000	90,000	172,000
Richard S. Hill	92,000	90,000	182,000
M.F. (Fran) Keeth	88,000	90,000	178,000
Roger King	82,000	90,000	172,000
Karen Gordon Mills	24,831	—	24,831
Stephen C. Patrick	99,000	90,000	189,000
Barry W. Perry	91,500	90,000	181,500
John C. Waddell	92,000	90,000	182,000

(1)	The amounts reflect the grant date fair values of the restricted stock units granted to each director during 2009 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures.
     The Company no longer uses stock options as a part of the compensation of non-management directors. The following table reflects the number of unexercised options held by each non-management director as of December 31, 2009. Because the restricted stock unit grants are fully vested, they are not shown on this table. The dollar values of the 2009 restricted stock unit grants are shown under the heading “Stock Awards” on the table above.

Outstanding Equity Awards at Fiscal Year-End
Option Awards

	Number of Securities	Option
	Underlying	Exercise	Option
	Unexercised Options	Price	Expiration Date
Name	(#)(1)	($)(2)	(2)
Daniel W. Duval	4,000	33.69	5/23/2010
	4,000	26.52	5/11/2011
	4,000	26.23	5/23/2012
	4,000	16.51	5/23/2013
Gail E. Hamilton	—	—	—
John N. Hanson	4,000	33.69	5/23/2010
	4,000	26.52	5/11/2011
	4,000	26.23	5/23/2012
	4,000	16.51	5/23/2013
Richard S. Hill	—	—	—
M.F. (Fran) Keeth	—	—	—
Roger King	4,000	33.69	5/23/2010
	4,000	26.52	5/11/2011
	4,000	26.23	5/23/2012
	4,000	16.51	5/23/2013
Stephen C. Patrick	15,000	17.27	7/16/2013
Barry W. Perry	4,000	33.69	5/23/2010
	4,000	26.52	5/11/2011
	4,000	26.23	5/23/2012
	4,000	16.51	5/23/2013
John C. Waddell	4,000	33.69	5/23/2010
	4,000	26.52	5/11/2011
	4,000	26.23	5/23/2012
	4,000	16.51	5/23/2013

(1)	This column shows the number of shares underlying outstanding stock options for each stock option grant to each non-employee director.

(2)	These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards vest in two equal amounts on the first and second anniversaries of the grant date, and have an exercise price equal to the closing market price of the common stock on the grant date.
     Under the terms of the Non-Employee Director Deferred Compensation Plan, non-employee directors may defer the payment of all or a portion of their annual retainers and meeting fees until the end of their service on the Board. Unless a different amount is chosen by the director, 50% of the director’s annual retainer fee is automatically deferred and converted to units of Arrow common stock. When the director leaves the Board, each whole stock unit credited to his or her account will be settled with the issuance of one share of common stock. Other amounts that are deferred may be invested for the benefit of the director, or should a director so choose, be converted into the stock units. The units held by each director are included under the heading “Common Stock Units” in the Shares of Common Stock Beneficially Owned table above. The amounts deferred by each director for 2009 are included under the heading “Fees Earned” on the Non-Employee Director Compensation table above. For deferrals made during 2005-2007 and 2009, the deferral will be paid upon termination of Board service. For deferrals during 2008, payments will be made thirty days after the director’s service ends for those 72 or older at the time of resignation, and for those less than 72, one year after termination of service on the Board. For deferrals during 2010 and later, payment will be made on the one-year anniversary after termination of service.
AUDIT COMMITTEE REPORT
     The audit committee represents and assists the Board by overseeing the Company’s financial statements and internal controls; the independent registered public accounting firm’s qualifications and independence; and the performance of the Company’s corporate audit function and of its independent registered public accounting firm.
     The audit committee currently consists of five directors, all of whom are independent in accordance with New York Stock Exchange listing standards and other applicable regulations. The Board has determined that Mr. Patrick is an “audit committee financial expert” as defined by the SEC. The Board has also determined that Mrs. Keeth qualifies as an “audit committee financial expert.”
     Company management has the primary responsibility for financial statements and for the reporting process, including the establishment and maintenance of Arrow’s system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal control over financial reporting.
     In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with both management and the independent registered public accounting firm the Company’s quarterly earnings releases, quarterly reports on Form 10-Q and the 2009 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as the independent registered public accounting firm is required to review with the audit committee under the standards promulgated by the Public Company Accounting Oversight Board. Also discussed with both management and the Company’s independent registered public accounting firm were the design and efficacy of the Company’s internal control over financial reporting.
     In addition, the audit committee received from and discussed with representatives of the Company’s independent registered public accounting firm the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm’s communications with the audit committee concerning independence) and considered the compatibility of non-audit services rendered to Arrow with the independence of the Company’s independent registered public accounting firm. The committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     The audit committee also discussed with the independent registered public accounting firm and Arrow’s corporate audit group the overall scope and plans for their respective audits. The committee periodically met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

     In reliance on these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
Stephen C. Patrick, Chair
Daniel W. Duval
Richard S. Hill
M.F. (Fran) Keeth
Roger King
PRINCIPAL ACCOUNTING FIRM FEES
     The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations included in the Form 10-K, the reviews of the quarterly financial statements included in the Forms 10-Q, statutory audits, assistance with and review of documents filed with the SEC and consultations on certain accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the table below.
     Also set forth for the last two fiscal years are “audit-related” fees. Such fees are for services rendered in connection with business acquisitions, employee benefit plan audits, and other accounting consultations. Tax fees relate to assistance in tax return preparation and tax audits, and tax interpretation and compliance, in various tax jurisdictions around the world. Ernst & Young did not provide any services related to financial information systems design or implementation, personal tax work, or other services for any of the Company’s executive officers or members of the Board.

	2009	2008
Audit Fees	$6,217,400	$7,269,800
Audit-Related Fees	347,200	183,600
Tax Return and Compliance Fees	487,006	605,877
Other Tax Related Fees	215,561	64,298

Total	$7,267,167	$8,123,575

     The amounts in the table above do not include fees charged by Ernst & Young to Marubun/Arrow, a joint venture between the Company and the Marubun Corporation, which totaled $233,800 (audit-related fees) and $1,783 (tax-related fees) in 2009 and $247,080 (audit-related fees) and $1,654 (tax fees) in 2008.
     Consistent with the audit committee charter, audit, audit-related, tax return and compliance and other tax related services were approved by the audit committee, or by a designated member thereof. The audit committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young’s independence.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS
     Shareholders will be asked to ratify the appointment of Ernst & Young as Arrow’s independent registered public accounting firm for 2010. Arrow expects that representatives of Ernst & Young will be present at the meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the meeting.
The Board recommends that the shareholders vote for the ratification of the appointment of Ernst & Young LLP.
PROPOSAL 3: PROPOSAL TO RE-APPROVE AND AMEND THE
ARROW ELECTRONICS, INC. 2004 OMNIBUS INCENTIVE PLAN
     The Board believes that the future growth and profitability of Arrow depends, in large measure, on its ability to retain and motivate outstanding employees, directors, advisors, consultants and others providing services to the Company. To further this goal, in 2004 the Board adopted the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the “Plan”), which was approved by Arrow’s shareholders in May 2004. The Plan was amended by shareholder vote on May 2, 2008 in order to increase the number of shares under the Plan by 5,000,000. It was further amended in December 2008 to bring it into compliance with Section 409A of the Internal Revenue Code.
     The Plan provides the compensation committee of the Board the ability to provide a wide variety of compensation and incentive vehicles. Key among these are the equity-based programs: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance units and performance shares. Equity-based compensation is critical to the Company’s effort to insure that the interests of its managers are aligned with the interests of its shareholders and to focus its managers’ efforts on the creation of long-term value.
     The amendments to the Plan contained in this proposal were adopted, subject to shareholder approval, by the Compensation Committee and ratified by the Board on February 26, 2010. The amendments to the Plan are described below:
•	Increase in Share Limit: The number of shares which remain available for issuance under the Plan after giving effect to all grants through February 28, 2010, is 166,079. At current and projected rates of utilization, without an increase, there will be insufficient shares available to meet the Company’s needs with respect to grants and awards expected to be made early in 2011, prior to the Company’s annual meeting of shareholders for that year. In light of the continued growth of the Company and the importance of the share-based incentive vehicles facilitated by the Plan, and in order for Arrow to have a sufficient number of shares available for future grants (including projected grants expected to be made in accordance with the Company’s annual practice), the proposed amendment would increase the aggregate number of shares of Arrow common stock available for issuance to Plan participants by 8,500,000 shares.

•	Awards to Lead Independent Director: Under the current terms of the Plan, a non-employee director may not be granted awards under the Plan covering more than 20,000 shares in any year, except that this annual limit is increased to 40,000 shares for any non-employee director serving as Chairman of the Board (currently, the Chairman is the Chief Executive Officer and is not eligible for the increased limit). In light of the additional roles and responsibilities of the Lead Independent Director, the proposed amendment to the Plan would increase the annual limit to 40,000 shares with respect to awards granted to any non-employee director serving as Lead Independent Director.

•	Shares Withheld/Tendered for Exercise or Tax Withholding: Under the current terms of the Plan, shares subject to an award that are withheld by the Company or tendered by the participant either in connection with the exercise of an award or to satisfy tax-withholding obligations do not reduce the number of shares available for issuance under the Plan. The proposed amendment to the Plan would provide that all such withheld/tendered shares will be counted against the Plan share limit such that they will reduce the number of shares available for issuance under the Plan.

•	Limitation on Dividend Equivalents: Under the current terms of the Plan, the Compensation Committee, in its discretion, may grant dividend equivalents to participants based on the dividends declared on shares that are subject to an award. The proposed amendment to the Plan would limit the Compensation Committee’s discretion in this regard by providing that, for awards granted after May 4, 2010, dividend equivalents may only be granted with respect to vested portions of awards.
     The last two items listed above have been approved by the Board in order to bring Arrow’s compensation programs in line with corporate governance best practices. Shareholders are asked to approve the proposed amendments and the complete text of the Plan incorporating the proposed amendments, which is attached as Annex A. The principal provisions of the Plan are summarized below, and qualified in their entirety by the attached Plan.
SUMMARY DESCRIPTION OF THE PLAN
Purpose of the Plan
     The Plan is intended to strengthen the Company’s ability to attract, motivate and retain the employees, directors, and third-party service providers upon whose judgment, initiative and efforts the financial success and growth of the Company largely depends, and to provide additional incentive for such individuals through stock ownership and other rights that promote and recognize the successful efforts of these individuals and thereby enhance shareholder value.
Duration
     The Plan became effective on May 22, 2004, when Arrow’s shareholders approved the Plan. Unless sooner terminated in accordance with the terms of the Plan, it will terminate (i) on May 22, 2014 with respect to the shares initially authorized for issuance under the Plan, and (ii) with respect to any shares subsequently authorized for issuance, ten years from the date of such issuance. The Plan was amended by a shareholder vote on May 2, 2008 to increase the number of shares for issuance by 5,000,000. Any award granted prior to Plan termination will remain outstanding post-termination in accordance with the applicable terms and conditions of the Plan and the award.
Administration
     The compensation committee (also referred to herein as the “committee”) is responsible for administering the Plan and has the discretionary power to interpret it (including any Plan-related documentation), to determine eligibility for awards and the terms and conditions of awards (including, without limitation, the amount of the awards), and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the committee made under the Plan are final and binding. The committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The committee may also delegate to one or more Company officers the power to designate employees (other than executive officers of the Company) and third-party service providers to be recipients of awards and the amount of such awards. Notwithstanding the foregoing, only the full Board may determine the type and amount of awards granted under the Plan to the Company’s non-employee directors.
Plan Share Limits
     The maximum number of shares of common stock authorized for issuance under the Plan is 13,300,000, subject to adjustment upon the occurrence of various corporate events as described in the Plan. Of the total authorized, only 166,079 shares remain available for grant as of February 28, 2010. The proposed amendment to the Plan adds another 8,500,000 shares with respect to which grants may be made.
     Generally, shares are counted against the authorization only to the extent they are actually issued. Each share issued under “full value” awards (e.g., restricted stock and performance shares, as described below) count against the authorization at a rate of 1.69:1; each share issued under all other awards (e.g., stock options and stock appreciation rights (“SARs”)) count against the authorization at a rate of 1:1. Shares which are the subject of awards that terminate by expiration, forfeiture, cancellation, or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant, including those awards granted under prior plans. Also, if the option price or tax withholding requirements of any award are satisfied by the Company’s withholding of shares or the participant’s tendering of shares to the Company, or if a SAR is exercised, only the number of shares issued, net of the shares withheld or tendered, will be deemed issued under the Plan. Under the proposed amendment, however, the shares withheld or tendered will be deemed issued under the Plan. The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards, but may be adjusted by the committee to reflect certain corporate events or transactions.
Participant Award Limits
     Under the Plan, participants may receive a) stock options, b) SARs, c) restricted stock or restricted stock units, d) performance units or performance shares, e) other stock-based awards, f) cash-based awards, and g) covered employee annual incentive awards. The Plan imposes annual per-participant award limits on such awards. For each of the stock-based awards (“a” to “e” above), the maximum award to any participant (other than a non-employee director) in any calendar year is 500,000 shares (or the cash value of 500,000 shares at the time of vesting or payout, if applicable) plus any unused annual limit from prior years. For each of the cash-based awards (“f” and “g” above), the maximum amount awarded or credited to any participant in any year may not exceed $5,000,000 (determined as of the date of vesting or payout) plus the amount of any unused annual limit from prior years. The maximum number of shares of common stock of the Company that may be issued to each non-employee director is 400,000 shares, and no non-employee director may receive an award covering more than 20,000 shares in any calendar year, or 40,000 shares for a non-employee director serving as Chairman or, if the proposed amendment is approved, Lead Independent Director. However, in the year in which a new non-employee director joins the Board, he or she may receive an award covering no more than an additional 40,000 shares. The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations and terms of awards are subject to adjustment by the committee in order to prevent dilution or enlargement of participants’ rights under the Plan in the case of a corporate event or transaction such as a merger, reorganization, stock dividend, stock split, reverse stock split, or other similar event. The committee shall also, as it deems necessary or appropriate, make adjustments to reflect unusual or non-recurring events.
Eligibility and Participation
     The committee may select from and grant awards to employees and third party service providers of the Company, its subsidiaries and its affiliates. Awards to non-employee directors will be made by the Board. In addition to the nine non-employee directors, there are approximately 11,300 employees of the Company eligible to receive grants under the Plan. While the number of eligible third party service providers is not determinable, to date, none have received any awards under the Plan, and the committee has no intention of granting any such awards.
Stock Options
     The committee may grant both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) under the Plan, which may be subject to vesting and other conditions as determined by the committee. ISOs may be granted only to employees of the Company or of any parent or subsidiary corporation. The exercise price for options cannot be less than the fair market value of Arrow’s common stock on the date of grant. The options may have terms of up to ten years from grant except in the case of participants outside of the United States, which period may extend beyond ten years. To date, no options have been granted with terms exceeding ten years. The exercise price may be paid with cash, with previously acquired shares of common stock, a combination of both, or by other means approved by the committee. The committee may substitute SARs paid only in stock (or SARs paid in stock or cash at the committee’s discretion) for outstanding stock options.
Stock Appreciation Rights
     The committee may grant SARs under the Plan either alone or in tandem with stock options on such terms and conditions as they may determine. The grant price of a SAR cannot be less than the fair market value of the common stock at the time of grant. The grant price and term of a tandem SAR will be the same as the price and term of the option with which it was granted. SARs may have terms of up to ten years from grant, except that SARs granted to participants outside of the United States may have a term greater than ten years. To date, no SARs have been granted with terms exceeding ten years.
     Freestanding SARs may be exercised on such terms as the committee determines. Tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive cash, shares of common stock, or a combination of the two, as determined by the committee, equal in value to the difference between the fair market value of the common stock subject to the SAR at the exercise date and the grant price.
Restricted Stock Units and Restricted Shares
     The committee may award restricted stock and restricted stock units, subject to vesting schedules and limitations on transfer and such other restrictions as the committee may determine. A holder of restricted stock is a shareholder, entitled to dividend and voting rights, whereas the holder of a restricted stock unit is not entitled to dividends and does not have voting rights.
Performance Stock Units and Performance Shares
     Performance unit and performance share awards may be granted under the Plan. Performance unit awards have an initial value determined by the committee at the time of grant, while performance shares will have an initial value based on the fair market value of the stock on the date of grant. The committee sets performance goals, the achievement of which will determine the value and/or number of performance units or performance shares that will be paid to the participant. The performance goals and periods may vary from participant to participant, group to group, and time to time. Performance shares and performance units may be paid in the form of cash and/or shares (such shares may be subject to restrictions as determined by the committee). Performance shares may entitle the participant to dividend equivalents; however, under the proposed amendment, with respect to grants made after May 4, 2010, participants may only be entitled to receive dividend equivalents with respect to the vested portion of the award.
Performance Measures
     The performance goals for awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) will be based upon one or more of the following performance measures for any business unit:
•	net income;

•	earnings per share;

•	sales growth;

•	income before taxes;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	earnings before, interest, taxes, depreciation, and/or amortization;

•	operating margins including gross profit, operating expenses and operating income as a percentage of sales;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	operating efficiency;

•	customer satisfaction;

•	working capital targets; and

•	economic value-added.
     However, except as provided below in the section entitled Covered Employee Annual Incentive Awards, the committee may determine, in its sole discretion, to grant awards that do not constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, and may base vesting on performance measures in addition to, or other than, those set forth above.
     The committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs; litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary items (as defined by generally accepted accounting principles), as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders; acquisitions or divestitures; and foreign exchange gains and losses.
     Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the committee has the discretion to adjust these awards downward. Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the committee.
     If applicable tax and/or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee shall have sole discretion to make such changes without obtaining shareholder approval.
Covered Employee Annual Incentive Awards
     Each year, the committee will decide who among the Company’s executive officers is likely to be a “covered” employee for purposes of Section 162(m) of the Internal Revenue Code. Within ninety days of the beginning of each year, the committee will determine performance goals for each such covered employee taken from among the measures listed under the heading “Performance Measures,” above, and the amount of the annual incentive award which could be earned based on the attainment of such goals. At the end of the year, the committee will set, in its discretion, the amount actually to be paid under each award up to but not in excess of the maximum potential award for that year. With respect to these awards, the committee does not have the discretion to act in any manner that would disqualify the award as performance-based compensation under, or would otherwise be inconsistent with the purposes of, Section 162(m) of the Internal Revenue Code.
Non-Employee Director Awards
     Under the Plan, the Board may grant awards of any kind other than ISOs to non-employee directors. From time to time, the Board, on the recommendation of the Corporate Governance Committee, sets the amount and type of equity awards to be granted to non-employee directors on a periodic, non-discretionary basis, based on the number of committees the director serves on, service as the chair of a committee, service as Chairman of the Board or Lead Independent Director, or the first selection or appointment of the director. Non-employee directors currently receive annual awards of restricted stock units valued at $90,000. The restricted stock units will vest fully upon grant and are subject to further restrictions until up to one year after the director’s separation from the Board. All restricted stock units are settled in common stock after the restriction period.
     Unless a director gives written notice setting forth a different percentage, 50% of each director’s annual retainer fee is deferred and converted into units based on the fair market value of the Company’s stock as of the date it would have been payable. Upon a director’s retirement from the Board (and not before then, except in the case of death or unforeseeable emergency need), each unit in his or her deferral account will be converted into shares and any fractional units are converted into cash.
Other Awards
     Subject to the terms of the Plan including, without limitation, Plan share limits, the committee may develop sub-plans or grant other equity or cash-based or related awards on such terms as they may determine, including, but not limited to, awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.
Other Provisions of Awards and Individual Award Agreements
     For each manner of award, and each individual agreement granting an award, the committee shall determine, in its discretion, whether or not, and to what extent, the participant’s receipt of cash or stock under the Plan may or shall be deferred; the impact of the termination of the participant’s employment or service on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock or stock equivalent granted or delivered thereunder; the transferability of any stock, stock equivalent or other right of any participant during his or her lifetime; and whether or not dividend equivalents will be paid with respect to any shares of common stock subject to an award (under the proposed amendment, however, dividend equivalents may only be credited with respect to awards granted after May 4, 2010 to the extent the awards are vested).
     Except as the committee otherwise expressly determines, neither ISOs nor other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.
Treatment of Awards Upon a Corporate Event
     If the Company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Plan will become fully vested and exercisable and all restrictions on each award will lapse. All options and SARs not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the committee.
Amendment of Awards or Plan and Adjustment of Awards
     The committee may at any time alter, amend, modify, suspend, or terminate the Plan or any form of award in whole or in part. No amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.

     No option granted under the Plan will be repriced or replaced without shareholder approval, except to prevent an unintended dilution or enlargement of participants’ rights or benefits under the Plan in the event of a corporate transaction or event such as a merger or acquisition, a stock split or recapitalization, a change in accounting rules or applicable laws or regulations or other matter having such an impact. No amendment of the Plan of any kind will be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.
     The committee may grant awards under terms differing from those provided for in the Plan, and without regard to the Plan’s share limits, where such awards are granted in substitution for awards held by employees of other corporations who become Company employees as the result of a merger or other transaction provided that the maximum number of shares that may be granted under ISO and NQSO awards in such circumstances is currently 13,300,000.
Tax Withholding
     Awards under the Plan may be subject to tax withholding. If so, the Company may require the participant to remit the necessary taxes to the Company or may allow participants to satisfy their tax withholding requirements by causing shares of common stock to be withheld.
Rights of Participants
     Nothing in the Plan or any award agreement will give any participant any right to continued employment (or provision of service as a director or third party service provider) or prevent or limit the Company from terminating the participant as permitted by law. No individual in any position has the right to an award. No participant will have rights as a shareholder until he or she becomes the record holder of any such shares.
New Plan Benefits
     The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.
Federal Tax Effects
     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.
Incentive Stock Options
     In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price; the same amount is generally deductible by the Company as compensation. Dispositions of shares by optionees after such periods typically result in long-term capital gains or losses, if any, equal to the difference between the sale price and the exercise price, and Arrow will not receive a deduction.
     In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Non-Qualified Stock Options
     In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess of the fair market value (at the time of exercise) of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Arrow as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.
Section 162(m) of the Internal Revenue Code
     In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its Chief Executive Officer or any of its other top three Named Executive Officers (other than the Chief Financial Officer), ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m) of the Internal Revenue Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the committee in its discretion may grant exempt performance-based awards under the Plan.
Equity Compensation Plan Information
     The table below provides information as of December 31, 2009, prior to the proposed amendment of the Omnibus Incentive Plan.

	Number of securities to	Weighted-average
	be issued upon	exercise price of	Number of securities
	exercise of outstanding	outstanding	remaining available for
	options, warrants and	options, warrants	future issuance
Plan Category	rights	and rights	(1)
Equity compensation plans approved by security holders	6,464,861	$27.30	3,715,621
Equity compensation plans not approved by security holders	—	—	—

Total	6,484,861	$27.30	3,715,621

(1)	In addition to stock options, the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan provides for the granting of SARs, restricted stock, restricted stock units, performance shares and performance units.
     The amounts in the above table do not reflect the 8,500,000 shares that are proposed for approval by the shareholders under Proposal 3 or grants and awards made between December 31, 2009 and the date of this proxy. After giving effect to all grants through February 28, 2010, a total of 166,079 shares remain available for future issuance under the Plan.
     The Omnibus Incentive Plan is intended to offer the variety of incentive and compensation tools to the compensation committee it requires to achieve the strategic objectives discussed under the heading “Compensation Discussion and Analysis,” below. In order to effectively utilize those tools and programs over the years to come, the committee must be able to issue additional shares under the Plan.
     Accordingly, the Board recommends that the shareholders approve Proposal 3 regarding the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.
     The affirmative vote of the majority of the shares of Arrow common stock voting on this proposal are required for the adoption of the amendments to the Plan, so long as the total number of shares voted represent the majority of the shares of Arrow common stock outstanding.
     If a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does not give its broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal and will not have an effect on this proposal. In addition, abstentions will not have an effect on this proposal.
COMPENSATION COMMITTEE REPORT
     The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the compensation committee with respect to compensation and executive performance for 2009 are contained in the Compensation Discussion and Analysis that follows this report. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the management representatives responsible for its preparation and the compensation committee’s compensation consultants. In reliance on these reviews and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Definitive Proxy Statement on Schedule 14A for Arrow’s 2010 annual shareholder meeting for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Barry W. Perry, Chair
Daniel W. Duval
Gail E. Hamilton
John N. Hanson
Richard S. Hill

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     As a large, global provider of technology solutions operating in a highly competitive market, Arrow views its people as the key driver of success. As discussed more fully below, the Company’s executive compensation program, under the direction of the compensation committee, is designed to motivate, attract and retain talented executives who are capable of successfully leading the Company’s complex global operations and creating long-term shareholder value. The program is structured to support Arrow’s strategic goals and reinforce high performance with a clear emphasis on accountability and performance-based pay for achievement of stated goals. Following is a detailed discussion of the Company’s executive compensation program and how it is applied to the Named Executive Officers listed in the Summary Compensation Table of this Proxy Statement.
Executive Compensation Objectives
Arrow’s executive compensation program is designed to:
•	Drive performance in support of the business strategy;

•	Attract and retain strong talent;

•	Vary pay based on Company and individual performance; and

•	Align the interests of executives with those of shareholders.
     The use of compensation to drive and reward performance is reflected in Arrow’s emphasis on performance-based compensation, while the importance of alignment with shareholder interests in long-term value creation is reflected in the equity-based components of the total compensation mix. Arrow’s pay-for-performance focus is evident in the substantially greater weight given to performance-based compensation versus fixed compensation.
Total Compensation Process
     The Committee reviews the target total compensation of our Named Executive Officers, including salaries, target annual incentives, target long-term incentive values, retirement benefits and severance arrangements to ensure that all of its elements are appropriate based on historical and potential contribution, market conditions, competitive benchmarking data and the furtherance of the Company’s strategic objectives. The Committee also reviews the historical detail of each executive’s prior-year compensation and performance.
     The Committee considers performance reviews prepared by the Chief Executive Officer for his direct reports, and conducts its own performance review of the Chief Executive Officer. The Committee reviews the Company’s performance on the metrics relevant to the execution of its strategy and evaluates the Chief Executive Officer’s performance in light of that execution. For Named Executive Officers other than the Chief Executive Officer, the Committee’s review includes input provided to the Committee by the Chief Executive Officer.

     Committee meetings are regularly attended by the Company’s Chief Executive Officer, the General Counsel (who also serves as secretary), the Senior Vice President of Human Resources, and the Chief Financial Officer. Each of the management attendees provides the Committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management has, or is delegated, any decision-making authority as to the compensation of the Company’s executive officers, and none of the management invitees are present during the Committee’s deliberations regarding his or her compensation.
     Additionally, the Committee’s external compensation consultant provides the Committee with competitive data regarding market compensation levels at the 25th, 50th, 65th, and 75th percentiles for total compensation and each element of pay. The Committee also considers the compensation of other Company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance in reviewing target total compensation levels.
Competitive Benchmarking and Use of Consultants
     To ensure that executive compensation plans and levels are appropriate and competitive, the Committee reviews analyses on peer company practices at various times throughout the year. Information on total compensation levels is considered in the context of peer performance analyses in order to effectively link compensation to relative performance. Through this process, and with input from its external compensation consultant and management, the Committee determines appropriate benchmarking targets each year. For 2009, the Committee concluded that generally targeting total direct compensation (the sum of base salary, cash incentives and long-term incentives) at the market 65th percentile was appropriate based on its review of relevant compensation and performance analyses. The Committee evaluates the appropriateness of each Named Executive Officer’s compensation as positioned against the market 65th percentile based on factors that include Company and business unit performance, job scope and individual performance. To the extent the Committee deems that a Named Executive Officer’s position versus the market is not appropriate based on the relevant factors, the Committee may choose to modify one or more of the compensation components.
     The Committee utilizes three distinct peer groups. They separately include Arrow’s direct technology distribution competitors, electronic manufacturing services companies, and other global technology companies with market capitalizations similar to that of Arrow. The use of multiple peer groups allows the Committee to recognize that there may be different relevant markets for each of our executive positions, and to understand pay patterns and practices among multiple peer groups. The technology distributor peer companies represent the primary focus for executives with operating responsibilities, whereas a somewhat more evenly weighted mix of the companies is considered for executives with corporate responsibilities. For purposes of clarity, operating responsibilities are those typically associated with the sales and sales support functions. Corporate responsibilities are those typically associated with non-sales support functions, such as legal, finance, human resources, and information technology. The Committee, together with its external compensation consultant and management, annually reviews and approves the peer groups to ensure they continue to meet its benchmarking objectives.

The companies used for 2009 compensation benchmarking included the following:

Technology Distributors
•	Anixter International Inc.

•	Avnet, Inc.

•	Ingram Micro Inc.

•	Synnex Corporation

•	Tech Data Corporation
Electronic Manufacturing Services
•	Flextronics International Ltd.

•	Jabil Circuit, Inc.

•	Sanmina-SCI Corporation
Market Capitalization Relevant Technology Companies
•	Advanced Micro Devices, Inc.

•	Amphenol Corporation

•	Ciena Corporation

•	Harris Corporation

•	Lexmark International, Inc.

•	Molex Incorporated

•	NetApp, Inc.

•	Tellabs, Inc.

•	Western Digital Corporation

     As part of its annual peer group review, for 2009, the Committee eliminated two of five peer groups it had previously used for competitive benchmarking purposes. The two groups eliminated, “Other Distributors” and “Revenue Relevant Technology Companies” included “non-core” peers that the Committee believed provided limited value in making compensation decisions. The reduction to three groups will create a more relevant view of the market.
     The Committee has selected and engaged Pearl Meyer & Partners as its external compensation consultant to provide it with expertise on various compensation matters, including competitive practices, market trends and specific program design. Pearl Meyer & Partners reports directly to the Committee and does not perform any other business for the Company or its management.
Elements of Total Compensation
     The following summarizes the compensation elements used to reward, motivate and retain Arrow’s executives.
Base Salary
     To attract the necessary executive talent and maintain a stable executive team, the Committee generally targets executive officer base salaries at approximately the 50th percentile paid for similar jobs at companies in our peer groups. Decisions regarding base salaries are made annually based on a number of factors, including:
•	Individual performance;

•	Company or business unit performance;

•	Job responsibilities;

•	Peer benchmarking data; and

•	Internal budget guidelines.
     For Named Executive Officers other than the Chief Executive Officer, the Committee, in consultation with its external compensation advisor, reviews base salary recommendations provided by the Chief Executive Officer. The Committee then makes a final determination of base salaries for the Named Executive Officers. The Chief Executive Officer’s base salary is determined by the Committee in executive session based on its evaluation of his individual performance, the Company’s performance, and relevant peer benchmarking data. Additionally, as discussed under the heading “Employment Agreements,” each of the Named Executive Officers, including the Chief Executive Officer, has an employment agreement, which provides for a minimum base salary.
     The Committee met in February 2009 to conduct its annual review of base salaries for Arrow’s Named Executive Officers. In consideration of the challenging business conditions facing the Company, the Committee accepted management’s recommendation that there would be no salary increases at that time. In addition, the Committee also accepted management’s recommendation that the Named Executive Officers would participate in a mandatory two-week unpaid leave program as part of the Company’s 2009 expense reduction initiatives.
     At the 2009 annual meeting of shareholders, William Mitchell retired as the Company’s Chief Executive Officer and was replaced by Michael Long. Mr. Mitchell remained Chairman of the Board and Executive Chairman until December 31, 2009 and his base salary remained unchanged at $1,100,000. Mr. Long became President and Chief Executive Officer effective May 1, 2009, and his salary was increased from $575,000 to $750,000 in recognition of his increased responsibilities and based on a review of peer group proxy data.
     Effective June 1, 2009, the Committee awarded base salary increases to Paul Reilly and Peter Kong of 7% and 8%, respectively. These increases were based on market survey data and took into account the additional responsibilities assumed by both Mr. Reilly, as a result of his promotion to Executive Vice President, Finance and Operations, and Chief Financial Officer, and Mr. Kong, as a result of his promotion to President, Arrow Global Components.
Performance-Based Compensation
     Annual performance-based cash incentives and long-term equity-based incentives play a significant role in executives’ overall compensation. They are essential to linking pay to performance, aligning compensation with organizational strategies and financial goals, and rewarding executives for the creation of shareholder value. All of the Named Executive Officers participate in each of the following programs.
     The following chart shows that 77% of the Company’s Named Executive Officers’ target compensation was performance-based, including 58% delivered in the form of Arrow equity. Tying pay to the Company’s and the individual’s performance reflects the Committee’s emphasis on “at-risk” compensation and accountability in support of the Company’s strategic initiatives. The Committee has weighted the pay components to establish a total compensation package that effectively motivates the Company’s leaders to drive superior performance in a manner that benefits the interests of shareholders. Each form of performance-based compensation is discussed below.

Named Executive Officers (active members*)
2009 Target Total Compensation Distribution

*	Does not include Mr. Mitchell, whose long-term incentive compensation was awarded 100% in the form of restricted shares to reflect his role as Executive Chairman
Annual Incentives
     Arrow’s annual incentives are designed to reward individuals for performance against pre-established targets that are set by the Committee at the beginning of the year. Each of the Company’s Named Executive Officers is assigned an annual incentive target opportunity expressed as a percentage of base salary. Annual incentive targets are established based on peer analysis in the context of targeting total direct compensation at the 65th percentile. For 2009, annual incentive targets as a percentage of base salary were 100% for Mr. Long and Mr. Mitchell, 81% for Mr. Reilly, 61% for Mr. Brown, 73% for Mr. Kong, and 60% for Mr. McMahon. As part of the Company’s 2009 expense reduction initiatives, the Committee accepted a recommendation from management to reduce 2009 target bonuses for the Named Executive Officers by 10%.
     In order to provide consistency among management levels, the annual incentive for each of the Named Executive Officers follows the structure of the Company’s Management Incentive Compensation Plan (MICP). The MICP is based on a combination of financial and non-financial goals, which are weighted 70% and 30% respectively (except for Mr. Mitchell). Of the 70% financial component, executives can earn from 0% if performance falls below the pre-established threshold up to 200% of their targeted annual incentives for performance at or above the maximum levels. Executives can also earn between 0% and 200% of the non-

financial component based on the Committee’s evaluation of each individual’s performance against their pre-established non-financial goals. The non-financial goals may be strategic or tactical, but all are designed to be specific and measurable and to further the objectives of the Company. For 2009, the primary non-financial goal of MICP was to profitably increase the Company’s supplier market share. In order to sufficiently emphasize the importance of this goal, the Committee modified its mix of financial and non-financial goals from 80% and 20%, respectively, in 2008 to the 70% financial and 30% non-financial weighting used for 2009.
     Named Executive Officers with Corporate-Wide Responsibilities. For 2009, the financial component was comprised of one performance metric, earnings per share (“EPS”), for Named Executive Officers with corporate-wide responsibilities (Messrs. Long, Mitchell, Reilly, Brown, and McMahon). The Committee selected EPS to reinforce the Company’s overall profit objectives in expectation of continued global economic uncertainty through 2009. The Committee recognized EPS as a significant driver of shareholder value.
     For the non-financial goal component, the Committee selected profitable supplier market share expansion as the single goal for Messrs. Reilly, Brown and McMahon. The Company chose profitable supplier market share expansion in order to emphasize the importance of growing the Company’s market reach, and to capitalize on the Company’s strong franchise in a difficult market environment.
     The 2009 annual incentive metrics and results against those metrics for Messrs. Reilly, Brown and McMahon are set forth in the following table:

Performance	Performance	Achievement		Weighted
Metric	Range	Percentage	Weighting	Achievement %
Arrow Earnings Per Share	$0.75 - $1.56	200% (180% after the 10% target reduction)	70%	126%*
Arrow Profitable Supplier Market Share Expansion	N/A	100% (90% after the 10% target reduction)	30%	27%*
TOTAL	—	—	100%	153%*

*	Incorporates the 10% reduction in target bonus
     For Mr. Long, the Committee applied the same basic methodology described above, including the same 70% financial component based on the above EPS performance range. However, the Committee tied the 30% non-financial component for Mr. Long’s annual incentive to his performance in navigating the Company through the challenging global economic downturn of 2009. Mr. Long attained 200% achievement (180% after the 10% target reduction) on the EPS-based financial goal, consistent with the above. Based on the Committee’s subjective assessment of Mr. Long’s successful performance in leading Arrow through the 2009 economic downturn, it awarded him 175% achievement (157.5% after the 10% target reduction) on the non-financial component of his annual incentive. This resulted in a total weighted achievement percentage of 173.25% for Mr. Long after incorporating the 10% target bonus reduction.
     In recognition of the transition of Mr. Mitchell to Executive Chairman, the Committee reduced the weighting of his financial component from 70% to 50% and increased the weighting of his non-financial goals component from 30% to 50%. The financial component for Mr.

Mitchell was again the same EPS-based goal described above. However, the non-financial goals component was based on individual goals focused on facilitating a seamless Chief Executive Officer transition in 2009. Consistent with the other Named Executive Officers with corporate responsibility, Mr. Mitchell attained 200% achievement (180% after the 10% target reduction) on his EPS-based financial goal. Based on the Committee’s evaluation of Mr. Mitchell’s performance on his transition-related non-financial goals, he attained a 100% achievement level (90% after the 10% target reduction). This resulted in a total weighted achievement percentage of 135% for Mr. Mitchell after incorporating the 10% target bonus reduction.
     Named Executive Officer with Business Unit Responsibilities. The 70% financial component for Mr. Kong, the President of Arrow Global Components, focused on gross profit dollars, operating income as a percentage of sales, net working capital as a percentage of sales, and selling, general and administrative expenses as a percentage of gross profit. The Company selected these metrics because they reward executives for achieving an appropriate balance between maximizing operating income and prudently deploying capital. Profitable supplier market share expansion was selected by the Company as the single goal underlying the 30% non-financial component of Mr. Kong’s annual incentive.
     In recognition of Mr. Kong’s responsibility for both Global Components and the Asia Pacific region during 2009, financial goals and non-financial goals were based on the performance of both entities. Mr. Kong’s 2009 annual incentive plan financial metrics were allocated at 42.5% based on performance of the Asia Pacific region and 57.5% based on the performance of Global Components. Mr. Kong attained 92.7% achievement (83.4% after the 10% target reduction) on his combined financial goals and 108.3% achievement (97.5% after the 10% target reduction) on his combined non-financial goals. This resulted in a total weighted achievement percentage of 87.7% for Mr. Kong after incorporating the 10% target bonus reduction.
Long-Term Incentives
     The Company’s long-term incentives (“LTIP”) are designed to promote a balanced focus on driving performance, retaining talent and aligning the interests of our executives with those of our shareholders. Under the LTIP structure described below, awards are established as aggregate total long-term incentive dollar amounts and granted annually. The program delivers a mix of performance shares, restricted shares, and stock options through one integrated long-term incentive structure. Following is an overview of the long-term incentive program components.

2009 LONG-TERM INCENTIVE PLAN (LTIP) STRUCTURE

Equity-Based Long-	Target Weighting as a
Term Instrument	% of Long-Term Award	Purpose	Award Terms
Performance Shares	50% • 25% based on one-year performance • 25% based on two-year performance	Reward for maximizing returns on invested capital and cash flow

Align long-term interests with those of shareholders

Further supports pay for performance – awards earned are directly related to performance	The number of shares awarded is determined at the end of each performance period subject to the following vesting:

▪    Shares earned based on the one-year performance period vest in four equal annual installments beginning on first anniversary of grant

▪    Shares earned based on the two-year performance period become 100% vested on the second anniversary of grant

Restricted Shares	25%	Align long-term interests with those of shareholders Further supports pay for performance – awards earned are directly related to performance	Vest in four equal annual installments beginning on first anniversary of grant contingent upon the Company achieving 2009 Net Income greater than zero

Stock Options	25%	Reward for stock price appreciation Promote retention	Vest in four equal annual installments beginning on first anniversary of grant Exercise price is equal to 100% of closing price on grant date Options expire ten years from grant date
     The Committee makes long-term incentive award decisions for executives based on input from the Chief Executive Officer, prior grant history, the Committee’s own assessment of each executive’s contribution, potential contribution, performance during the prior year, peer compensation benchmarking analysis and on the long-term incentive award practices of the peer companies discussed above.
     The Committee also evaluates the Chief Executive Officer in light of the factors discussed above to determine his annual long-term incentive award. That grant and those for the other Named Executive Officers are as set forth below. For more detail, including the expense to the Company associated with each grant, see the Grant of Plan-Based Awards table below.
     It is the practice of the Committee to make annual equity grants at the first regularly scheduled Board meeting of the calendar year. Grants associated with the hiring or promotion of participants are made at the next regularly scheduled meeting of the Board that follows such an event. All stock option grants are made with exercise prices based on the fair market value at the grant date to ensure that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. None of the options granted by the Company discussed throughout this proxy statement, have been repriced, replaced or modified in any way since the time of the original grant.
     Performance Shares. The 2009 performance share awards, representing 50% of the total LTIP award value, are tied to Arrow’s one-year and two-year performance against Return on Invested Capital (“ROIC”) and Cash Flow targets. Performance against each metric represents one-half of the performance share award. The Committee chose ROIC and Cash Flow as the basis for performance share awards to reward participants for successfully balancing profit maximization, efficient use of capital, and positive generation of cash, which are all key drivers of shareholder value.
     Following are the ROIC and Cash Flow performance metrics for the 2009 performance share awards:

	One-Year (2009) Performance			Two-Year (2009-2010 average)
	Shares			Performance Shares
	Threshold	Target	Maximum	Threshold	Target	Maximum
Return on Invested Capital	4.5%	7.5%	9.0%	4.5%	7.5%	9.0%
Payout as % of Target	25%	100%	200%	25%	100%	200%

	One-Year (2009) Performance			Two-Year (2009-2010 average)
	Shares			Performance Shares
	Threshold	Target	Maximum	Threshold	Target	Maximum
Cash Flow (in millions)	$360	$600	$720	$233	$388	$465
Payout as % of Target	25%	100%	200%	25%	100%	200%
     Restricted Shares. Grants of restricted shares represent 25% of the LTIP value and vest in 25% increments on each of the next four anniversaries following grant. Restricted shares are intended to provide the Named Executive Officers with a direct ownership interest in the Company and provide the Company with significant retention security regardless of post-grant share price volatility.
     Stock Options. Stock option grants also represent 25% of the LTIP value and vest in 25% increments on each of the next four anniversaries following grant, subject to the individual’s continued employment as of the applicable vesting date. The Company grants stock options to provide Named Executive Officers with a strong incentive to drive long-term stock appreciation for the benefit of our shareholders. Each stock option allows the holder to acquire shares of the Company at a fixed exercise price (fair market value on grant date) over a ten year term, providing profits only to the extent that the Company’s share price appreciates over that period.
2009 LTIP Awards. The 2009 long-term incentive awards are listed in the following table.

	Performance Shares
	Awarded		Restricted	Stock Options
	One-Year	Two-Year	Shares Awarded	Awarded
Michael J. Long	37,336	37,336	37,335	89,967
William E. Mitchell	—	—	222,949	—
Paul J. Reilly	20,980	20,981	20,980	50,556
Peter S. Brown	12,263	12,263	12,262	29,548
Peter T. Kong	12,501	12,501	12,500	30,122
John P. McMahon	10,702	10,702	10,701	25,788
     In anticipation of Mr. Mitchell’s planned transition to Executive Chairman and subsequent December 31, 2009 retirement, the Committee decided to award his long-term incentive exclusively in the form of restricted shares that vest 25% per year over four years subject to a non-compete provision. The Committee agreed that an award of all restricted shares was most appropriate in recognition of Mr. Mitchell’s transition from the day-to-day operational responsibilities of Chief Executive Officer and into his role as Executive Chairman.
     Performance Share Payments. Three performance share cycles concluded with the 2009 fiscal year. Following are descriptions of the percentages of target shares actually earned under these plans based on the applicable performance goals established at the beginning of each respective cycle. Also described below is a special restricted share grant with succession-related performance criteria that was paid to Mr. Mitchell.
     Based on the completion of the 2009 performance period, performance share awards were determined for Named Executive Officers based on 2009 ROIC and Cash Flow. Consistent with the plan, the Committee adjusted the financial results to exclude the impact of acquisitions and restructurings which occurred after the original targets were established to arrive at a 2009 ROIC of 8.6%. Based on this level of ROIC and 2009 Cash Flow of $729 million each of the Named Executive Officers received 186.7% of the target number of shares awarded. Of the final number of shares awarded, 25% vested at the completion of the performance period and the remainder will vest in equal installments upon each of the next three anniversaries. The actual number of shares awarded to each of the Named Executive Officers with respect to this cycle is set forth below.

Performance Shares Earned
2009 Performance
Period
Michael J. Long	69,706
Paul J. Reilly	39,170
Peter S. Brown	22,895
Peter T. Kong	23,339
John P. McMahon	19,981
     The terms of the 2008 LTIP two-year performance cycle required that the Company achieve an average two-year (2008-2009) ROIC of 11.7% in order for participants to receive 100% of their targeted awards. The Company achieved a 2008-2009 average ROIC of 8.5% (reflecting adjustments per plan terms), resulting in awards equaling 27.3% of the target number of performance shares granted to each of the Named Executive Officers. All of these performance shares vested at the completion of the performance cycle.

Performance Shares Earned
2008-2009 Performance
Period
Michael J. Long	3,385
William E. Mitchell	7,848
Paul J. Reilly	2,430
Peter S. Brown	1,474
Peter T. Kong	1,365
John P. McMahon	1,256
     For 2008, the Committee also granted Mr. Mitchell a number of restricted shares that included succession-related performance conditions. Dependent upon the Committee’s evaluation of his effectiveness in managing the Chief Executive Officer transition, the 57,498 target number of restricted shares awarded to Mr. Mitchell could be increased or decreased by 50%. Based on Mr. Mitchell’s role in coordinating a highly successful transition of his Chief Executive Officer responsibilities to Mr. Long, the Committee approved a payout of 86,000 shares to Mr. Mitchell.
     Awards under the 2007-2009 Medium-Term Incentive Program were made subject to the Company achieving an average ROIC of 12.5% over the final two years of the three-year performance period. Because the Company’s average ROIC of 8.7% (reflecting adjustments per plan terms) fell below the performance threshold, Named Executive Officers participating in this plan received 0% of their awards.
Retirement Programs and Other Benefits
     In keeping with its total compensation philosophy and in light of the need to provide a total compensation and benefit package that is competitive with those offered at the benchmarked companies, the Committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the Company’s executives.
Deferred Compensation
     In order to encourage long-term retention and facilitate executive retirement and financial planning, the Company maintains a compensation deferral plan pursuant to which executives may defer pre-tax compensation including up to 80% of salary and 100% of bonuses, incentive compensation and performance shares.
     Of the Named Executive Officers, only Mr. Mitchell participated in the deferral plan. The deferred compensation plan is discussed in more detail under the heading “Deferred Compensation Plans” below.
Qualified Plans
     The Named Executive Officers also participate in the Arrow 401(k) Savings Plan and the ESOP, qualified plans available to most of Arrow’s U.S. employees. Company contributions to these plans on behalf of the Named Executive Officers are included under the heading “All Other Compensation” in the Summary Compensation Table and detailed in the All Other Compensation — Detail table below. In light of the worldwide recession and management’s desire to preserve employee jobs, the Committee accepted management’s recommendation that, in order to reduce expenses, no ESOP contribution be made for 2009.
Supplemental Executive Retirement Plan
     The Company maintains the Arrow Electronics, Inc. Supplemental Executive Retirement Plan (the “SERP”), an unfunded retirement plan in which, as of December 31, 2009, twelve current and thirteen former executives selected by the Board participate. The Committee believes that the SERP encourages long-term retention and maintains management stability. All of the Named Executive Officers participate in the SERP, the details of which are discussed below under the heading “Supplemental Executive Retirement Plan.”

Management Insurance Plan
     All of the Named Executive Officers participate in Arrow’s Management Insurance Plan. In the event of the death of the executive, the Company provides a life insurance benefit to the executive’s named beneficiary equal to four times the executive’s final planned total annual cash compensation.
     Current death benefits for each executive are set forth on the Potential Payouts Upon Termination table below. Premiums paid by the Company on behalf of each executive are included under the heading “All Other Compensation” in the Summary Compensation Table and specified under the heading “Management Insurance Plan” on the All Other Compensation Table — Detail below.
Employment and Change of Control Agreements
     Employment agreements for senior management are used by the Company to establish key elements of the agreement between the Company and the executive, including the promised minimum periods of employment and the fundamental elements of compensation, as well as the details of the individual arrangement which differ from the Company’s standard plans and programs. The agreements also facilitate the creation of covenants, such as those prohibiting post-employment competition or hiring by executives or limitations on the reasons for which an executive may be terminated without compensation, which would not otherwise be part of the employment relationship.
     Arrow has entered into employment and change of control agreements with each of the Named Executive Officers that are discussed in detail below, in the section entitled “Agreements and Potential Payouts upon Termination or Change of Control.” Also detailed in that section are the potential payouts for each of the officers under the variety of potential termination scenarios covered by the agreements. Those potential payouts are part of the total compensation package for each executive reviewed by the Committee each year.
     None of the employment agreements or change of control agreements include tax gross-up provisions of any kind.
Stock Ownership Requirements
     The Committee recognizes the importance of equity ownership by delivering a significant portion of the executives’ total compensation in the form of equity. To further align the interests of our key executives with those of shareholders, we require them to hold specified amounts of Arrow stock. Executives, including the Named Executive Officers, are required to hold Arrow equity valued at a multiple of base salary, as set forth in the following table. Until specified levels of ownership are achieved, covered executives are required to hold 50% of all vested equity-based awards net of estimated taxes.

Multiple of Base
Salary
Chief Executive Officer	5X
Other Named Executive Officers	3X
Other Key Executives	2X

Tax and Accounting Considerations
     A variety of tax and accounting considerations influence the Committee’s development and implementation of the Company’s compensation and benefit plans. Among them are Section 162(m) of the Internal Revenue Code, which limits to $1 million the amount of non-performance-based compensation that Arrow may deduct in any calendar year for its Chief Executive Officer and the three highest paid Named Executive Officers other than the Chief Financial Officer. Compensation that meets the IRS requirements of “performance-based” is not subject to this limit.
     The Company’s annual incentive awards and restricted stock grants described above that were awarded to Messrs. Long, Mitchell, Reilly, Brown, and McMahon are designed to meet these requirements so that Arrow can continue to deduct the related expenses. Shareholders have approved the basis for performance goals for awards made to Named Executive Officers.
•	For the annual incentive, these performance goals limit the annual incentive amount to a maximum established based on a formula approved by the Committee to comply with the regulations of Section 162(m). The formula is based on a net income above a pre-established target level and sales divided by net working capital. Once this maximum annual incentive amount was determined, the Committee exercised negative discretion to reduce the amounts actually to be paid to Messrs. Long, Mitchell, Reilly, Brown, and McMahon based on the methodology described above.

•	Restricted stock grants made to Messrs. Long, Mitchell, Reilly, Brown, and McMahon were subject to performance criteria that required that the Company achieve a Net Income as adjusted greater than zero or they would be canceled.
     These performance-based terms have been established to maximize tax deductibility. Actual award levels for annual incentives have been significantly less based on the factors and methodology described in this report.
     The Committee’s policy, in general, is to maximize the tax deductibility of compensation paid to executive officers under Section 162(m). The Committee recognizes, however, that in order to effectively support corporate goals, in some instances compensation may be delivered such that amounts may not qualify for deductibility. All compensation decisions for executive officers are made with full consideration of the Section 162(m) implications.
     As discussed under the heading “Agreements and Potential Payments Upon Termination or Change of Control,” below, the Company’s change of control agreements, and the related sections of the various executive employment and award agreements, are designed not to exceed the limitations of Section 280G of the Internal Revenue Code, avoiding excise taxes for executives under Section 4999 of the Internal Revenue Code. As is also discussed, the Company has modified all of such agreements in order to avoid penalties to executives under Section 409A. The Company’s current policy is not to provide tax gross-ups in the event of a change of control.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Summary Compensation Table
     The following table provides certain summary information concerning the compensation of the Named Executive Officers for 2009 and, to the extent an officer was a Named Executive Officer in prior years, for 2008 and 2007.
Summary Compensation Table

							Change in
							Pension
					Stock	Non-Equity	Value &	All
				Stock	Option	Incentive	NQDC	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
Michael J. Long	2009	666,186	326,813	2,025,028	579,474	871,500	554,737	39,715	5,063,453
Chief Executive Officer	2008	575,000	143,750	1,213,082	404,654	376,250	450,652	31,069	3,194,457
(effective May 1, 2009)	2007	550,000	130,900	541,152	325,299	419,100	614,099	62,957	2,643,507
William E. Mitchell	2009	1,057,692	495,000	3,750,002	—	990,000	1,327,202	126,467	7,746,363
Chief Executive Officer	2008	1,100,000	275,000	3,750,002	—	700,000	1,293,262	185,931	7,304,195
(until May 1, 2009)	2007	1,050,000	252,000	2,136,638	542,165	986,160	1,229,537	144,399	6,340,899
Paul J. Reilly	2009	514,263	117,225	1,080,015	310,083	547,051	453,100	30,285	3,052,022
Executive Vice	2008	515,000	82,400	870,677	288,361	260,575	347,122	49,280	2,413,415
President, Finance &	2007	500,000	84,300	325,067	195,179	315,700	483,347	47,362	1,950,955
Operations & Chief Financial Officer
Peter S. Brown	2009	471,154	81,000	618,774	175,702	378,000	430,980	32,672	2,188,282
Senior Vice President	2008	490,000	54,000	528,272	175,627	191,000	266,039	55,911	1,760,849
& General Counsel	2007	475,000	57,930	270,576	162,650	257,070	279,394	53,141	1,555,761
Peter T. Kong	2009	442,820	98,716	645,021	185,420	197,272	289,784	518,665	2,377,698
President, Arrow Global Components
John P. McMahon	2009	375,000	63,180	540,006	153,344	294,840	167,129	69,039	1,662,538
Senior Vice President,	2008	390,000	51,480	450,028	150,707	48,520	121,409	57,119	1,369,263
Human Resources

(1)	Amounts shown under the heading “Bonus” for each of the Named Executive Officers are the actual amounts paid under that portion of the annual MICP award based on each officer’s specific individual (non-financial) goals (30% of the total incentive at target for 2009 and 20% for each of 2008 and 2007) and any discretionary adjustments made by the compensation committee. This differs for Mr. Mitchell, whose non-financial target for 2009 was set at 50% of the total incentive.

(2)	Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For stock awards that are subject to performance conditions, such awards are computed based upon the probable outcome of the performance conditions as of the grant date which were consistent with the estimates used by the Company to measure compensation cost determined as of the grant date. Assuming the maximum performance is achieved for stock awards that are subject to performance conditions, amounts shown under this heading for Messrs. Long, Mitchell, Reilly, Brown, Kong and McMahon would be $3,375,059, $3,750,002, $1,800,029, $1,031,302, $1,075,046 and $900,022, respectively for 2009. For 2008, the amounts shown under this heading for Messrs. Long, Mitchell, Reilly, Brown and McMahon would be $2,021,800, $5,625,003,

$1,451,125, $880,450 and $750,050, respectively. For 2007, the amounts shown under this heading for Messrs. Long, Mitchell, Reilly and Brown would be $1,082,304, $2,741,676, $650,134 and $541,152, respectively.

(3)	Amounts shown under the heading “Stock Option Awards” reflects the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumption set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2009.

(4)	The amounts shown under “Non-Equity Incentive Plan Compensation” are the actual amounts paid on that portion of the MICP awards based on financial targets (70% of the total target incentive at target for 2009 and 80% for each of 2008 and 2007). This differs for Mr. Mitchell, whose financial target for 2009 was set at 50% of the total incentive.

(5)	The amounts shown under the heading “Change in Pension Value and NQDC Earnings” reflect the difference from year-to-year in the present value of each executive’s accumulated pension plan benefit as is discussed below under the heading “Supplemental Executive Retirement Plan.” For Mr. Mitchell the amount shown also includes the “above market” portion of the interest earned by his deferred compensation account (discussed in detail below under the heading, “Deferred Compensation Plans”) of $64,139 in 2007 as a result of him receiving a return on his investment choices in excess of the market return (generally, greater than 120% of the applicable long-term rate). There were no above-market earnings in 2008 and 2009.

(6)	See the All Other Compensation – Detail table below.
     Each of the Named Executive Officers has an employment agreement which impacts or defines certain of the elements of the compensation shown above. The material terms of those agreements are discussed below under the heading “Employment Agreements.”
All Other Compensation – Detail
     This table sets forth each of the elements comprising each Named Executive Officer’s 2009 “All Other Compensation” from the Summary Compensation Table, above.
All Other Compensation

	Perquisites
	Managements
	Insurance	Car
	Program	Allowance	Other	ESOP	401(k) Company	Total
Name	($)	($)	($)(1)	($)	Contribution ($)	($)
Michael J. Long	22,030	10,200	48	87	7,350	39,715
William E. Mitchell	70,000	—	49,030	87	7,350	126,467
Paul J. Reilly	12,600	10,200	48	87	7,350	30,285
Peter S. Brown	12,940	10,200	2,095	87	7,350	32,672
Peter T. Kong	25,060	—	487,570	87	5,948	518,665
John P. McMahon	15,471	10,200	37,044	75	6,249	69,039

(1)	For Mr. Mitchell, “Other” includes the incremental cost to the Company of personal use of aircraft in which the Company owns fractional interests of $32,233. Of the total, $6,525 is related to travel in connection with Mr. Mitchell’s service on the Humana Inc. board. “Incremental cost” is calculated as the sum of fuel cost, cost for hours used, total federal excise tax and segment fees, less reimbursements received from Mr. Mitchell or Humana. “Other” also includes the cost of a Company-sponsored physical examination of $1,242, accrued vacation payout of $12,692, and a retirement gift valued at $2,815.

For Mr. Brown, “Other” includes the cost of a Company-sponsored physical examination of $2,047.

For Mr. McMahon, “Other” includes a rental subsidy of $36,996.

For Mr. Kong, “Other” includes his expatriate assignment allowance of $487,522, comprising of $242,348 for foreign taxes, $162,706 for housing, $26,129 for transportation, $19,224 for home leave, $18,514 for cost of living adjustments, and $18,601 for other relocation expenses.

Grants of Plan-Based Awards
     The following table provides information regarding the 2009 annual incentives and awards of performance shares and restricted stock in 2009.

	Grants of Plan-Based Awards
									All Other
									Option Awards:
		Estimated Possible Payouts Under			Estimated Future Payouts			All Other Stock	Number of	Exercise or	Grant Date Fair
		Non-Equity Incentive Plan Awards			Under Equity Incentive Plan			Awards: Number	Securities	Base Price	Value of Stock
		(1)			Awards (2)			of Shares of	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Michael J. Long	2009	121,042	484,167	968,334	—	—	—	—	—	—	—
	2/26/09	—	—	—	7,432	29,727	59,454		—	16.82	500,008
	2/26/09	—	—	—	7,432	29,727	59,454		—	16.82	500,008
	2/26/09	—	—	—	—	—	—	29,726	—	16.82	499,991
	2/26/09	—	—	—	—	—	—	—	71,632	16.82	425,945
	5/01/09	—	—	—	1,902	7,609	15,218		—	23.00	175,007
	5/01/09	—	—	—	1,902	7,609	15,218		—	23.00	175,007
	5/01/09	—	—	—	—	—	—	7,609	—	23.00	175,007
	5/01/09	—	—	—	—	—	—	—	18,335	23.00	153,526
William E. Mitchell	2009	137,500	550,000	1,100,000	—	—	—	—	—	—	—
	2/26/09	—	—	—	—	—	—	222,949	—	16.82	3,750,002
Paul J. Reilly	2009	75,979	303,917	607,834	—	—	—	—	—	—	—
	2/26/09	—	—	—	5,017	20,066	40,132		—	16.82	337,510
	2/26/09	—	—	—	5,017	20,066	40,132		—	16.82	337,510
	2/26/09	—	—	—	—	—	—	20,065	—	16.82	337,493
	2/26/09	—	—	—	—	—	—	—	48,352	16.82	287,515
	7/27/09	—	—	—	229	914	1,828		—	24.60	22,484
	7/27/09	—	—	—	229	915	1,830		—	24.60	22,509
	7/27/09	—	—	—	—	—	—	915	—	24.60	22,509
	7/27/09	—	—	—	—	—	—	—	2,204	24.60	22,566
Peter S. Brown	2009	52,500	210,000	420,000	—	—	—	—	—	—	—
	2/26/09	—	—	—	3,066	12,263	24,526		—	16.82	206,264
	2/26/09	—	—	—	3,066	12,263	24,526		—	16.82	206,264
	2/26/09	—	—	—	—	—	—	12,262	—	16.82	206,247
	2/26/09	—	—	—	—	—	—	—	29,548	16.82	175,701
Peter T. Kong	2009	59,063	236,250	472,500	—	—	—	—	—	—	—
	2/26/09	—	—	—	2,973	11,891	23,782		—	16.82	200,007
	2/26/09	—	—	—	2,973	11,891	23,782		—	16.82	200,007
	2/26/09	—	—	—	—	—	—	11,890	—	16.82	199,990
	2/26/09	—	—	—	—	—	—	—	28,653	16.82	170,379
	7/27/09	—	—	—	153	610	1,220		—	24.60	15,006
	7/27/09	—	—	—	153	610	1,220		—	24.60	15,006
	7/27/09	—	—	—	—	—	—	610	—	24.60	15,006
	7/27/09	—	—	—	—	—	—	—	1,469	24.60	15,040
John P. McMahon	2009	40,950	163,800	327,600	—	—	—	—	—	—	—
	2/26/09	—	—	—	2,676	10,702	21,404		—	16.82	180,008
	2/26/09	—	—	—	2,676	10,702	21,404		—	16.82	180,008
	2/26/09	—	—	—	—	—	—	10,701	—	16.82	179,991
	2/26/09	—	—	—	—	—	—	—	25,788	16.82	153,343

(1)	These columns indicate the potential payout for each Named Executive Officer of that portion of his Annual Incentive Program award which is based on financial targets (70% of the total target incentive at target). This differs for Mr. Mitchell, whose financial target was set at 50% of the total incentive. The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount. The actual amounts paid to each of the Named Executive Officers under this plan for each year are set forth under the heading “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table.

(2)	These columns indicate the potential number of shares which will be earned based upon each of the Named Executive Officer’s performance share award. The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount. The grant amount is equal to the Target.

(3)	This column reflects the number of restricted stock shares granted in 2009.

(4)	This column and the one that follows reflect the number of stock options granted and their exercise price.

(5)	Grant date fair values for restricted stock and performance shares reflect the number of shares awarded (at target for the performance shares) multiplied by the grant date closing market price of Arrow common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth at Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2009.
Outstanding Equity Awards at Fiscal Year-End
     The Outstanding Equity Table shows: (i) the number of outstanding stock option awards that are vested and unvested; (ii) the exercise price and expiration date of these options; (iii) the aggregate number and value as of December 31, 2009 of all unvested restricted stock; and (iv) the aggregate number and value as of December 31, 2009 of all performance shares granted under a performance plan whose performance period has not yet been completed.
     The values ascribed to these awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise and the achievement of the metrics upon which the performance share awards depend. Each amount on this table is based on the closing market price of the Company’s common stock on December 31, 2009, which was $29.61. For each Named Executive Officer, the fair value of stock awards and stock option awards at the date of grant, based upon the probable outcome of performance conditions, if applicable, as of the grant date is included in the Summary Compensation Table above. For additional information regarding the impact of a change of control on equity awards, see the table below under the heading “Stock Option, Restricted Stock and Performance Share Award Agreements.”

	Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
								Equity
								Incentive Plan
							Market	Awards:		Equity Incentive
							Value of	Number of		Plan Awards:
	Number of	Number of				Number of	Shares or	Unearned		Market or Payout
	Securities	Securities				Shares or	Units of	Shares, Units		Value of Unearned
	Underlying	Underlying				Units of	Stock Held	or Other		Shares, Units or
	Unexercised	Unexercised	Option	Option		Stock Held	that Have	Rights That		Other Rights That
	Options-	Options -	Exercise	Expiration		That Have	Not Yet	Have Not Yet		Have Not Yet
	Exercisable	Unexercisable	Price	Date	Stock Award	Not Vested	Vested	Vested	Vesting Dates	Vested
	(#)	(#)	($)(1)	(1)	Grant Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Michael J. Long	2,500	—	13.85	02/27/2013	—	—	—	—	—	—
	2,750	—	24.60	02/27/2014	—	—	—	—	—	—
	9,000	—	26.90	02/28/2015	—	—	—	—	—	—
	15,000	5,000	35.59	02/27/2016	—	—	—	—	—	—
	15,000	15,000	38.29	02/28/2017	—	—	—	—	—	—
	8,525	25,575	32.61	03/01/2018	02/29/2008	9,300	275,373	—	(a)	—
	—	71,632	16.82	02/26/2019	02/26/2009	29,726	880,187	—	(b)	—
	—	18,335	23.00	02/26/2019	05/01/2009	7,609	225,302	—	(c)	—
	—	—	—	—	03/15/2007	—	—	14,400	03/15/2010	426,384
	—	—	—	—	02/29/2008	—	—	6,026	(a)	178,430
	—	—	—	—	02/29/2008	—	—	12,400	02/28/2010	367,164
	—	—	—	—	02/26/2009	—	—	29,727	(b)	880,216
	—	—	—	—	02/26/2009	—	—	29,727	02/26/2011	880,216
	—	—	—	—	05/01/2009	—	—	7,609	(c)	225,302
	—	—	—	—	05/01/2009	—	—	7,609	02/26/2011	225,302
William E. Mitchell	75,000	—	24.60	02/27/2014	—	—	—	—	—	—
	100,000	—	26.90	02/28/2015	—	—	—	—	—	—
	75,000	25,000	35.59	02/27/2016	—	—	—	—	—	—
	25,000	25,000	38.29	02/28/2017	—	—	—	—	—	—
	—	—	—	—	02/26/2009	222,949	6,601,520	—	(b)	—
	—	—	—	—	03/15/2007	—	—	16,100	03/15/2010	476,721
	—	—	—	—	02/29/2008	—	—	28,749	02/28/2010	851,258
Paul J. Reilly	7,500	—	25.85	02/21/2011	—	—	—	—	—	—
	7,500	—	22.50	10/08/2011	—	—	—	—	—	—
	10,000	—	26.45	02/27/2012	—	—	—	—	—	—
	10,000	—	13.85	02/27/2013	—	—	—	—	—	—
	10,000	—	24.60	02/27/2014	—	—	—	—	—	—
	15,000	—	26.90	02/28/2015	—	—	—	—	—	—
	11,250	3,750	35.59	02/27/2016	—	—	—	—	—	—
	9,000	9,000	38.29	02/28/2017	—	—	—	—	—	—
	6,075	18,225	32.61	03/01/2018	02/29/2008	6,675	197,647	—	(a)	—
	—	48,352	16.82	02/26/2019	02/26/2009	20,065	594,125	—	(b)	—
	—	2,204	24.60	02/26/2019	07/27/2009	915	27,093	—	(c)	—
	—	—	—	—	03/15/2007	—	—	8,650	03/15/2010	256,127
	—	—	—	—	02/29/2008	—	—	4,325	(a)	128,063
	—	—	—	—	02/29/2008	—	—	8,900	02/28/2010	263,529
	—	—	—	—	02/26/2009	—	—	20,066	(b)	594,154
	—	—	—	—	02/26/2009	—	—	20,066	02/26/2011	594,154
	—	—	—	—	07/27/2009	—	—	915	(c)	27,093
	—	—	—	—	07/27/2009	—	—	914	02/26/2011	27,064

	Outstanding Equity Awards at Fiscal Year-End (continued)
	Option Awards				Stock Awards
										Equity Incentive Plan
	Number of	Number of				Number of		Equity Incentive Plan		Awards: Market or
	Securities	Securities				Shares or	Market Value	Awards: Number of		Payout Value of
	Underlying	Underlying				Units of	of Shares or	Unearned Shares,		Unearned Shares,
	Unexercised	Unexercised	Option	Option		Stock Held	Units of Stock	Units or Other Rights		Units or Other Rights
	Options-	Options -	Exercise	Expiration		That Have	Held that Have	That Have Not Yet		That Have Not Yet
	Exercisable	Unexercisable	Price	Date	Stock Award	Not Vested	Not Yet Vested	Vested	Vesting	Vested
	(#)	(#)	($)(1)	(1)	Grant Date	(#)(2)	($)(2)	(#)(3)	Dates (4)	($)(3)
Peter S. Brown	2,750	—	24.60	02/27/2014	—	—	—	—	—	—
	6,000	—	26.90	02/28/2015	—	—	—	—	—	—
	9,000	3,000	35.59	02/27/2016	—	—	—	—	—	—
	7,500	7,500	38.29	02/28/2017	—	—	—	—	—	—
	3,700	11,100	32.61	03/01/2018	02/29/2008	4,050	119,921	—	(a)	—
	—	29,548	16.82	2/26/2019	02/26/2009	12,262	363,078	—	(b)	—
	—	—	—	—	03/15/2007	—	—	7,200	03/15/2010	213,192
	—	—	—	—	02/29/2008	—	—	2,624	(a)	77,697
	—	—	—	—	02/29/2008	—	—	5,400	02/28/2010	159,894
	—	—	—	—	02/26/2009	—	—	12,263	(b)	363,107
	—	—	—	—	02/26/2009	—	—	12,263	02/26/2011	363,107
Peter T. Kong	17,250	5,750	32.24	03/17/2016	03/17/2006	5,000	148,050	—	03/17/2010	—
	7,500	7,500	38.29	02/28/2017	—	—	—	—	—	—
	3,450	10,350	32.61	03/01/2018	02/29/2008	3,750	111,038	—	(a)	—
	—	28,653	16.82	02/26/2019	02/26/2009	11,890	352,063	—	(b)	—
	—	1,469	24.60	02/26/2019	07/27/2009	610	18,062	—	(c)	—
	—	—	—	—	03/15/2007	—	—	7,200	03/15/2010	213,192
	—	—	—	—	06/19/2007	—	—	2,800	06/19/2010	82,908
	—	—	—	—	02/29/2008	—	—	2,430	(a)	71,952
	—	—	—	—	02/29/2008	—	—	5,000	02/28/2010	148,050
	—	—	—	—	02/26/2009	—	—	11,891	(b)	352,093
	—	—	—	—	02/26/2009	—	—	11,891	02/26/2011	352,093
	—	—	—	—	07/27/2009	—	—	610	(c)	18,062
	—	—	—	—	07/27/2009	—	—	610	02/26/2011	18,062
John P. McMahon	7,500	7,500	40.57	05/07/2017	05/07/2007	3,000	88,830	—	(d)	—
	4,000	4,000	40.57	05/07/2017	—	—	—	—	—	—
	3,175	9,525	32.61	03/01/2018	02/29/2008	3,450	102,155	—	(a)	—
	—	25,788	16.82	02/26/2019	02/26/2009	10,701	316,857	—	(b)	—
	—	—	—	—	05/07/2007	—	—	5,000	05/07/2010	148,050
	—	—	—	—	02/29/2008	—	—	2,236	(a)	66,208
	—	—	—	—	02/29/2008	—	—	4,600	02/28/2010	136,206
	—	—	—	—	02/26/2009	—	—	10,702	(b)	316,886
	—	—	—	—	02/26/2009	—	—	10,702	02/26/2011	316,886

(1)	These columns reflect the exercise price and expiration date, respectively for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards were issued under the Long-Term Incentive Plan discussed above. All of the awards vest in four equal amounts on the first, second, third and fourth anniversaries of the grant date, and have an exercise price equal to the closing market price of the common stock on the grant date.

(2)	These columns reflect the number of unvested restricted shares held by each Named Executive Officer under each award of restricted shares and the dollar value of those shares based on the closing market price of the Company’s common stock on December 31, 2009.

(3)	These columns show the number of shares of Arrow common stock each Named Executive Officer would receive under each grant of performance shares, assuming that the financial targets associated with each award are achieved at 100%, and the dollar value of those shares based on the closing market price of the Company’s common stock on December 31, 2009.

(4)	With regard to the Stock Awards, the following describes the vesting dates: (i) those awards designated by “(a)” vest in three equal amounts on the second, third and fourth anniversaries of the grant date; (ii) those awards designated by “(b)” vest in four equal amounts on the first, second, third and fourth anniversaries of the grant date; (iii) those awards designated by “(c)” vest in four equal installments commencing on February 26, 2010 and each of the three following anniversaries of such date; and (iv) those awards designated by “(d)” vest in two equal amounts on each of May 7, 2010 and May 7, 2011.

Options Exercised and Stock Vested in Last Fiscal Year
     The following table provides information concerning the value realized by each Named Executive Officer upon the exercise of stock options and the vesting of restricted and performance shares.
     The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the common stock on the exercise date. The value realized on the vesting of restricted and performance shares is based on the number of shares vesting and the closing market price of the common stock on the vesting date.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Michael J. Long
Restricted Shares	—	—	3,100	51,553
2006 – 2008 Perf. Shares	—	—	4,404	73,239
2008 Perf. Shares – 1 Yr	—	—	2,009	33,410
William E. Mitchell
Restricted Shares	—	—	50,000	876,700
2006 – 2008 Perf. Shares	—	—	18,350	305,161
2008 Transition Perf. Shares	—	—	86,000	1,527,360
2008 Per. Shares – 1 Yr	—	—	18,629	325,589
Stock Options	100,000	1,362,140	—	—
Paul J. Reilly
Restricted Shares	—	—	2,225	37,002
2006 – 2008 Perf. shares	—	—	3,670	61,032
2008 Perf. Shares – 1 Yr	—	—	1,442	23,980
Stock Options	11,500	77,873	—	—
Peter S. Brown
Restricted Shares	—	—	1,350	22,451
2006 – 2008 Perf. Shares	—	—	2,936	48,826
2008 Perf. Shares – 1 Yr	—	—	875	14,551
Peter T. Kong
Restricted Shares	—	—	6,250	110,688
2008 Perf. Shares	—	—	810	13,470
John P. McMahon
Restricted Shares	—	—	2,650	52,110
2008 Perf. Shares – 1 Yr	—	—	745	12,389
SERP
     Arrow maintains an unfunded Supplemental Executive Retirement Plan under which the Company will pay supplemental pension benefits to certain employees upon retirement. As of December 31, 2009, there were twelve current and thirteen former employees participating in the SERP. The Board determines who is eligible to participate.

     For participants other than Mr. Mitchell, the gross SERP benefit is calculated by multiplying 2.5% of final average performance-based compensation (salary and annual incentive) by the participant’s years of credited service (up to a maximum of 18 years). Final average compensation is the highest average of any three years during the participant’s final five years of service. The gross benefit is reduced by 50% of the Social Security benefit and the projected benefit of the Company’s 401(k) matching contributions.
     The benefits provided under the SERP are payable as a life annuity with 60 payments guaranteed, commencing at age 60, assuming continued employment through normal retirement. At normal retirement (generally, age 60) Mr. Long, Mr. Reilly, Mr. Brown, Mr. Kong and Mr. McMahon would receive estimated annual SERP payments of $436,317, $346,880, $163,442 $62,845, and $70,899, respectively. Mr. Mitchell will receive payments under the amended SERP in an annual amount of $558,191. Under Mr. Mitchell’s employment agreement, his SERP benefit was capped at 25% of final average compensation at age 65. With Mr. Mitchell retiring from the Chief Executive Officer position on May 1, 2009, but remaining as Executive Chairman until December 31, 1009, the board approved a change to continue his SERP accrual through December 31, 2009.
     The years of credited service (as of year end) for each of the Named Executive Officers and the present value of their respective accumulated benefits as of December 31, 2009 are set out on the following table. None of the Named Executive Officers received any payments under the SERP in or with respect to 2009. The present value calculation assumes each recipient remains employed until normal retirement age (age 60, except for Mr. Mitchell, for whom retirement age is deemed to be age 65). The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed at Note 13 to the Company’s Consolidated Financial Statements on Form 10-K for the year ended December 31, 2009.
Pension Benefits

		Number of Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Michael J. Long	SERP	14.16	2,450,573	—
William E. Mitchell	SERP	6.91	6,124,007	—
Paul J. Reilly	SERP	13.58	1,969,338	—
Peter S. Brown	SERP	8.33	1,611,678	—
Peter T. Kong	SERP	3.75	660,463	—
John P. McMahon	SERP	2.75	299,169	—
     The SERP provides that if a participant is terminated without cause within two years after a change of control of the Company (as defined below under the heading “Change of Control Agreements”), he or she will receive his annual benefit under the SERP upon reaching age 60. The amount of the payment is based on the amount accrued up to the time of the termination. No payments will be made if the participant was not yet age 50 at the time of the termination.
     Benefits under the SERP terminate, with no further obligation to the recipient, if the participant becomes involved in any way with an entity which competes with Arrow (except for limited ownership of stock in a publicly-traded company).

     Should a participant become disabled before retiring, he or she continues to accrue years of service during such disability and may elect to receive the pension benefit accrued at any time up until the participant reaches age 65.
     The present values of the SERP benefits accrued through year-end by the participating Named Executive Officers in the event of termination, death, disability or a change of control of the Company are set forth on the Potential Payouts Upon Termination table, below.
Deferred Compensation Plans
     The Company maintains an Executive Deferred Compensation Plan in which deferred income as well as investment gains on the deferred amounts are nontaxable to the executive until distributed.
     A participating executive may defer up to 80% of salary and 100% of bonuses, incentive compensation and performance shares. The participant chooses from a selection of mutual funds and other investments in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are defined by the returns actually obtained by the “deemed investment” and added to the account. The “deemed investment” is used solely for this purpose and the participant has no ownership interest in it. The deferred compensation and the amount earned are general assets of the Company, and the obligation to distribute the amounts according to the participants’ designation, is a general obligation, of the Company.
     Of the Named Executive Officers, Mr. Mitchell was the only participant in the Executive Deferred Compensation Plan. He did not defer any compensation for 2009, however, his aggregate loss for 2009 was $58,922. Mr. Mitchell withdrew his entire balance of $849,036 on March 2, 2009.
AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE OF CONTROL
Employment Agreements
     In December 2008, Arrow entered into employment agreements with each of the Named Executive Officers, replacing their prior employment agreements. The only change made to the prior agreements was to add a provision (not found in any of the prior agreements) to ensure compliance with Internal Revenue Code Section 409A, by deferring any payment due upon termination for six months and adding an interest component to the amount due (at the six-month Treasury rate). The agreements established a term of employment ending December 31, 2010 that is automatically renewed for subsequent twelve month periods unless terminated by either party’s notice (which must be provided between twelve and eighteen months prior to the then scheduled expiration date), except for Mr. Mitchell, whose term of employment ended on December 31, 2009.
     The agreements maintain each of the executive’s minimum base salaries and minimum target incentives as set forth on the following table. The current base salaries, targeted annual incentives and incentives earned with respect to 2009 of each of the Named Executive Officers are discussed above under the headings “Base Salary” “Incentive Compensation” and “Compensation of the Named Executive Officers.”

	Minimum	Minimum Target
	Base Salary	Incentive
Mr. Long	$330,000	$270,000
Mr. Mitchell	$750,000	(1)
Mr. Reilly	$400,000	$150,000
Mr. Brown	$450,000	$175,000
Mr. Kong	$400,000	$240,000
Mr. McMahon (2)	$375,000	$225,000

(1)	Per his agreement, Mr. Mitchell’s annual incentives were set under the Company’s Chief Executive Officer 1999 Performance Bonus Plan.

(2)	Mr. McMahon also received a rental subsidy of $3,083 per month through March 2010.
     Each of the employment agreements with the Named Executive Officers:
•	prohibits the executive from competing with the Company, disclosing its proprietary information or hiring its employees upon his termination, for any reason, for a period of two years, with respect to Messrs. Mitchell, Brown, and McMahon, or one year, with respect to Messrs. Long, Reilly, and Kong;

•	permits the Company to terminate the executive for cause (defined, generally, as “malfeasance, willful misconduct, active fraud or gross negligence”) and have no further obligation to him; and

•	provides that in the event the Company terminates the executive without cause, he will continue to receive, through the end of the then-remaining term of the agreement, all of his base salary and benefits (such as life, health and disability insurance) and the immediate vesting of any unvested restricted stock or stock options which would have vested through the then-remaining term of the agreement. Furthermore, in such circumstance:
o	Messrs. Long, Reilly, Brown, Kong and McMahon would be entitled to an amount equal to two thirds of their targeted annual incentives for the then-remaining term of the agreement; and

o	Mr. Brown would be deemed vested in any SERP benefit to the extent it would have accrued through the then-scheduled termination of the agreement.
     The estimated compensation that each of the Named Executive Officers would receive under the employment agreements under various circumstances is set forth in the Potential Payouts Upon Termination table below.
Change of Control Agreements
     The Board believes that the possibility of a change of control of Arrow may raise uncertainty among management, possibly leading to distraction and departure. Further, in the event it should receive a proposal for transfer of control of the Company, the Board wishes to be able to rely on the advice of management without members of management being influenced by the uncertainties of their individual positions. The Board also believes, however, that the mere occurrence of a change of control should not generate the potential for a windfall if an executive resigns (a so-called “single-trigger” agreement). Accordingly, the Board has determined that the questions of uncertainty and securing unbiased management services in such circumstances are sufficiently addressed by protecting the executive from involuntary termination following a change of control (a so-called “double-trigger” agreement).
     Accordingly, the Company has entered into agreements with each of the Named Executive Officers which provide for lump-sum payments by the Company or its successor following a change of control. “Change of Control” means that any person, group or company (other than one which includes Arrow or its subsidiaries or one or more of its executive officers) (i) acquires 30% or more of Arrow’s voting stock without the approval of Arrow’s then incumbent Board, or (ii) replaces a majority of Arrow’s then incumbent Board without their approval.
     The Named Executive Officers are eligible for payments if, within two years following the Change of Control, their employment is terminated (i) without cause by the Company or (ii) for good reason by the executive, as each is defined in the agreements. In such event, the eligible terminated executive is entitled to receive: (i) all unpaid salary through the date of termination (as defined in the agreement) and all earned and unpaid benefits and awards (including both cash and stock components); (ii) a lump-sum payment of 2.99 times the executive’s annualized includable compensation as defined in Internal Revenue Code Section 280G(d)(1); and (iii) continuation of coverage under the Company’s then current medical plan until the executive reaches 65 years of age (or otherwise becomes eligible for Medicare) or begins receiving equivalent benefits from a new employer.
     Under the terms of the relevant agreements (summarized below under the heading “Stock Option, Restricted Share and Performance Share Award Agreements”) for each of the named executives, in the event of an involuntary termination following a change in control, all outstanding options vest and remain exercisable for the remainder of their term, all unvested restricted stock vests, and all unearned performance shares are delivered immediately, at 100% of the targeted amount.
     The amounts payable to the Named Executive Officers pursuant to such agreements will be reduced, if necessary, to avoid excise tax under Section 4999 of the Internal Revenue Code. The estimated compensation and the estimated value of additional benefits that each of the Named Executive Officers would receive under the change of control agreements is set forth in the Potential Payouts Upon Termination table below.
Impact of Internal Revenue Code Section 409A
     Each of the change of control agreements between the Company and the Named Executive Officers has been amended in order to ensure compliance with Internal Revenue Code Section 409A, by deferring any payment due upon termination for six months and adding an interest component to the amount due (at the six-month Treasury rate).
Potential Payouts Upon Termination
     The following table sets forth the estimated payments and value of benefits that each of the Named Executive Officers would be entitled to receive under their employment and change of control agreements, as applicable, in the event of the termination of his employment under various scenarios, assuming that the termination occurred on December 31, 2009. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this proxy statement. Actual amounts that the Company may pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or change in control and could differ materially from the amounts set forth below.

     None of the Named Executive Officers receives any payment at, following or in connection with being terminated for cause. None of the Named Executive Officers was eligible for retirement (or early retirement) as at year-end 2009 other than Mr. Mitchell, who retired effective December 31, 2009.
     In both the table below and the “Share-based Award Agreement Terms Related to Post-Employment Scenarios” table which follows it:
•	Death refers to the death of executive;

•	Disability refers to the executive becoming permanently and totally disabled during the term of his employment;

•	Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the Company for some reason other than those specified in his employment agreement or the executive voluntarily leaves the Company because the Company is in breach of the agreement, which generally includes the Company failing to allow the executive to continue in his current or an improved position, or where the executive’s reporting relationship is changed so that he no longer reports to the Chief Executive Officer, and as further defined in each specific employment agreement;

•	Change of Control Termination means the occurrence of both a change of control and the termination of the executive without cause or his resignation for cause within two years of the change; and

•	Retirement means the executive’s voluntary departure at or after retirement age as defined in one of the Company’s retirement plans (typically age 60).

Potential Payouts Upon Termination

		Termination Scenario
				Termination
				Without
				Cause or
				Resignation	“Change of
				for Good	Control
		Death	Disability	Reason	Termination”	Retirement
Name	Benefit	($)	($)	($)	($)	($)
Michael J. Long	Severance Payment	—	—	750,000	4,201,690	—
	Settlement of MICP Bonus Award	—	—	500,000	—	—
	Settlement of Performance Shares	3,183,016	3,183,016	—	3,183,016	—
	Settlement of Stock Options	1,037,368	1,037,368	259,337	1,037,368	—
	Settlement of Restricted Shares (2)	1,380,862	1,380,862	368,141	1,380,862	—
	Accrued Vacation Payout	57,692	57,692	57,692	57,692	—
	Management Insurance Benefit	6,000,000	—	—	—	—
	Welfare Benefits Continuation	—	—	10,734	145,804	—
	SERP	—	2,776,304	—	2,450,573	—

	Total	11,658,938	8,435,242	1,945,904	12,457,005	—

William E. Mitchell (1)	Severance Payment	—	—	—	—	—
	Settlement of MICP Bonus Award	—	—	—	—	—
	Settlement of Performance Shares	—	—	—	—	1,327,979
	Settlement of Stock Options	—	—	—	—	—
	Settlement of Restricted Shares (2)	—	—	—	—	6,601,520
	Accrued Vacation Payout	—	—	—	—	12,692
	Management Insurance Benefit	—	—	—	—	—
	Welfare Benefits Continuation	—	—	—	—	—
	SERP	—	—	—	—	6,124,007

	Total	—	—	—	—	14,066,198

Paul J. Reilly	Severance Payment	—	—	550,000	3,118,670	—
	Settlement of MICP Bonus Award	—	—	300,000	—	—
	Settlement of Performance Shares	1,890,184	1,890,184	—	1,890,184	—
	Settlement of Stock Options	629,464	629,464	165,648	629,464	—
	Settlement of Restricted Shares (2)	818,865	818,865	221,187	818,865	—
	Accrued Vacation Payout	42,308	42,308	42,308	42,308	—
	Management Insurance Benefit	4,000,000	—	—	—	—
	Welfare Benefits Continuation	—	—	10,734	129,703	—
	SERP	—	2,299,658	—	1,969,338	—

	Total	7,380,821	5,680,479	1,289,877	8,598,532	—

Peter S. Brown	Severance Payment	—	—	490,000	3,611,911	—
	Settlement of MICP Bonus Award	—	—	200,000	—	—
	Settlement of Performance Shares	1,176,998	1,176,998	—	1,176,998	—
	Settlement of Stock Options	377,919	377,919	94,480	377,919	—
	Settlement of Restricted Shares (2)	482,998	482,998	130,728	482,998	—
	Accrued Vacation Payout	37,692	37,692	37,692	37,692	—
	Management Insurance Benefit	3,160,000	—	—	—	—
	Welfare Benefits Continuation	—	—	10,734	65,299	—
	SERP	—	1,206,357	1,738,677	1,611,678	—

	Total	5,235,607	3,281,964	2,702,311	7,364,495	—

Peter T. Kong	Severance Payment			475,000	2,369,474	—
	Settlement of MICP Bonus Award			233,333	—	—
	Settlement of Performance Shares	1,256,412	1,256,412	560,636	1,256,412	—
	Settlement of Stock Options	373,832	373,832	93,453	373,832	—
	Settlement of Restricted Shares	629,213	629,213	277,564	629,213	—
	Accrued Vacation Payout	36,538	36,538	36,538	36,538	—
	Management Insurance Benefit	3,300,000	—	—	—	—
	Welfare Benefits Continuation	—	—	6,981	37,814	—
	SERP	—	483,693	—	660,463	—

	Total	5,595,995	2,779,688	1,683,505	5,363,746	—

John P. McMahon	Severance Payment			390,000	1,768,020	—
	Settlement of MICP Bonus Award			156,000	—	—
	Settlement of Performance Shares	984,236	984,236	385,522	984,236	—
	Settlement of Stock Options	329,829	329,829	82,457	329,829	—
	Settlement of Restricted Shares (2)	507,841	507,841	157,673	507,841	—
	Accrued Vacation Payout	30,000	30,000	30,000	30,000	—
	Management Insurance Benefit	2,496,000	—	—	—	—
	Welfare Benefits Continuation	—	—	10,734	84,083	—
	SERP	—	479,667	—	299,169	—

	Total	4,347,906	2,331,573	1,212,386	4,003,178	—

(1)	Since Mr. Mitchell retired on December 31, 2009, only the amounts payable upon his retirement are reflected in the table. The Settlement of Restricted Shares of $6,601,250 includes a number of restricted shares that were awarded in 2009 that are payable in four equal tranches in 2010, 2011, 2012, and 2013, subject to certain anti-compete restrictions. The SERP retirement benefits of $6,124,007 is based on the estimated present value of retirement benefits.

(2)	The category “Settlement of Restricted Shares” includes restricted share grants made to Messrs. Long, Mitchell, Reilly, Brown, and McMahon that were subject to performance criteria that required the Company achieve a Net Income, as adjusted, greater than zero or they would be canceled.
•	For Mr. Long the value of these awards included in the Death, Disability, and Change of Control Termination columns is $1,105,489 and for the Termination Without Cause or Resignation for Good Reason column is $276,350.

•	For Mr. Mitchell the value of these awards included in the Retirement column is $6,601,520.

•	For Mr. Reilly the value of these awards included in the Death, Disability, and Change of Control Termination columns is $621,218 and for the Termination Without Cause or Resignation for Good Reason column is $155,304.

•	For Mr. Brown the value of these awards included in the Death, Disability, and Change of Control Termination columns is $363,078 and for the Termination Without Cause or Resignation for Good Reason column is $90,755.

•	For Mr. McMahon the value of these awards included in the Death, Disability, and Change of Control Termination columns is $316,856 and for the Termination Without Cause or Resignation for Good Reason column is $79,207.
Narrative Explanation of the Calculation of Amounts
     Had the death, disability, retirement, or a change of control termination of any of the Named Executive Officers occurred, all of his restricted shares, options and performance shares would have fully vested. The options would remain exercisable for the remainder of their original term.
     Had a termination by the Company without cause or resignation of the executive for good reason occurred, performance shares then unearned would have been forfeited (except for Mr. Kong and Mr. McMahon), while any restricted share and option awards which would have vested in the then remaining term of the executive’s employment agreement would have vested immediately.
     None of the Named Executive Officers would have received severance or bonus pay in the event of death, disability or retirement. Had a termination by the Company without cause or resignation of the executive for good reason occurred, however, each executive would have received a severance amount equal to his salary for the remaining term of their agreements and two thirds of their targeted short-term incentive bonus for that period.
     Under the terms of their change of control agreements, had a change of control termination occurred, each executive would have received 2.99 times his annualized includable compensation as defined in Section 280G(d)(1) of the Internal Revenue Code.

     Performance shares and restricted shares are valued at the closing market price on December 31, 2009 and stock options are valued based on the difference between the exercise price and the closing market price on December 31, 2009 of in-the-money options.
Stock Option, Restricted Share and Performance Share Award Agreements
     The various share and share-based awards made to the Named Executive Officers are evidenced by written agreements each of which contains provisions addressing alternative termination scenarios. The provisions generally applicable to those officers are summarized on the following table for grants in 2009.
Share-based Award Agreement Terms Related to Post-Employment Scenarios
Termination Scenario

Involuntary
Termination
without cause
			Termination Without	Involuntary	within Two Years
	Voluntary		Cause or Resignation for	Termination	of a Change of	Retirement at Normal
Award Type	Resignation	Death or Disability	Good Reason	for Cause	Control	Retirement Age
Stock Options	Unvested options are forfeited. Vested options remain exercisable for 90 days following termination.	All options vest immediately and remain exercisable until original expiration date (ten years from grant date).	Options with vesting dates falling within the employment period continue to vest. All vested options remain exercisable for 90 days after employment period ends. All other unvested options are forfeited upon termination.	Vested and unvested options are forfeited.	All options vest immediately, entire award exercisable until original expiration date (ten years from grant).	Unvested options continue to vest on schedule. Options remain exercisable for the lesser of 7 years from grant date or the remaining term of the option. All options are subject to forfeiture in the event of non-compete violation.

Restricted Shares	Unvested shares are forfeited.	Unvested shares vest immediately.	Shares with vesting dates falling within the employment period continue to vest.	Unvested shares are forfeited.	Unvested shares vest immediately.	Vesting continues on schedule, subject to forfeiture in the event of non-compete violation.

Performance Shares	Unvested shares are forfeited.	If performance cycle has ended, any remaining unvested shares vest immediately. If performance cycle has not ended, the target number of shares vest immediately.	Shares with vesting dates falling within the employment period continue to vest.	Unvested shares are forfeited.	If performance cycle has ended, any remaining unvested shares vest immediately. If performance cycle has not ended, the target number of shares vest immediately.	Vesting continues on schedule (based on performance during performance cycle), subject to forfeiture in the event of non-compete violation.
RELATED PERSONS TRANSACTIONS
     The Company has a variety of procedures for the identification and review of related party transactions.
     Arrow’s Worldwide Code of Business Conduct and Ethics (the “Code”) prohibits employees, officers and directors from entering into transactions that present a conflict of interest absent a specific waiver. The Code also requires that any such transaction, which may become known to any employee, officer or director, be properly reported to the Company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board is required. Any such waiver is disclosed on the Company’s website.
     The Company’s corporate governance guidelines specify the standards for independence of directors. Any related party transaction involving a director requires the review and approval of the Board.

     As part of the process related to the financial close of each quarter, the Company sends out a disclosure checklist to management of each operating unit and financial function around the world, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related party transactions. Any previously undisclosed transaction would initially be reviewed by (i) the Company’s disclosure committee to determine whether the transaction should be disclosed in the Company’s SEC filings; and (ii) by senior management of the Company, including the General Counsel and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board for review. There were no such related-party transactions in 2009.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires Arrow’s officers and directors and persons who own more than ten percent of a registered class of Arrow’s equity securities to file reports of ownership and changes in ownership with the SEC. Arrow believes that during fiscal year 2009 its officers and directors complied with all applicable Section 16(a) filing requirements.
AVAILABILITY OF MORE INFORMATION
     Arrow’s corporate governance guidelines, the corporate governance committee charter, the audit committee charter, the compensation committee charter, the Company’s Worldwide Code of Business Conduct and Ethics and the Finance Code of Ethics can be found at the “Corporate Governance” link on the investor relations section of the Company’s website, www.arrow.com, and are available in print to any shareholder who requests them.
     Shareholders and other interested parties who wish to communicate with the Chairman of the Board or any of the non-management members of the Board may do so by submitting such communication to Arrow’s Secretary, Peter S. Brown, at Arrow Electronics, Inc., 50 Marcus Drive, Melville, New York 11747, who will present any such communication to the directors.
MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS
     We will deliver promptly upon request a separate copy of the Notice and/or the proxy statement and annual report to any stockholder at a shared address to which a single copy of these materials were delivered. To receive a separate copy of these materials, you may contact our Investor Relations Department either by mail at 50 Marcus Drive, Melville, New York 11747, by telephone at 1-800-579-1639 or by e-mail at investor@arrow.com.
     We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we are delivering only one copy of the Notice and/or the proxy statement and annual report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs and fees.
     If you are a holder of our common stock as of the record date and would like to revoke your householding consent and receive a separate copy of the Notice and/or the proxy statement and the annual report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
     Any stockholders of record sharing the same address and currently receiving multiple copies of the Notice, the annual report and the proxy statement who wish to receive only one copy of these materials per household in the future, may contact our Investors Relations Department at the address, telephone number or e-mail listed above to participate in the householding program.
     A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
SUBMISSION OF SHAREHOLDER PROPOSALS
     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about April 29, 2011. If a shareholder intends to present a proposal at Arrow’s Annual Meeting of Shareholders to be held in 2011 and seeks to have the proposal included in Arrow’s proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on November 25, 2010.
     Arrow’s by-laws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s Annual Meeting of Shareholders to be held in 2011 which are not included in the Company’s proxy statement for that meeting. Under the by-laws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the Company’s next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Secretary of Arrow no later than the close of business on March 5, 2011 and not earlier than February 3, 2011. The notice must contain the information required by the by-laws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
By Order of the Board,
Peter S. Brown,
Secretary

ANNEX A
Arrow Electronics, Inc.
2004 Omnibus Incentive Plan
(as amended through February 25, 2010)
Article 1. Establishment, Purpose, and Duration
          1.1 Establishment. Arrow Electronics, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2004 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
          The Plan permits the grant of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.
          The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
          1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders. This Plan is intended to replace all Prior Plans.
          1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate (i) ten years from the Effective Date with respect to the Shares initially authorized for issuance under the Plan (the “Initial Share Authorization”), (ii) with respect to the 5,000,000 Shares subsequently authorized for issuance under the Plan (the “Additional Share Authorization”), ten years from the date the Board of Directors amended the Plan to authorize the Additional Share Authorization, and (iii) with respect to the 8,500,000 Shares subsequently authorized for issuance under the Plan (the “Second Additional Share Authorization”), ten years from the date the Board of Directors amended the Plan to authorize the Second Additional Share Authorization. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted (i) with respect to the Initial Share Authorization, after February 26, 2014, (ii) with respect to the Additional Share Authorization, more than ten years after the Board’s authorization of the Additional Share Authorization, and (iii) with respect to the Second Additional Share Authorization, more than ten years after the Board’s authorization of the Second Additional Share Authorization.”
Article 2. Definitions
          Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9	“Committee” means the compensation committee of the Board or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board.

2.10	“Company” means Arrow Electronics, Inc., a New York corporation, and any successor thereto as provided in Article 21 herein.

2.11	“Covered Employee” means a Participant: (a) who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute or (b) who the Committee determines could potentially become a covered employee during the lifetime of an Award.

2.12	“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Disability” means total and permanent disability as determined by the Committee.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be determined by the Committee at its discretion. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.19	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.21	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Non-Employee Director” means a Director who is not an Employee.

2.25	“Non-Employee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.26	“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.31	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.32	“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.35	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.36	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.

2.39	“Plan Year” means the calendar year.

2.40	“Prior Plans” means the Company’s Arrow Electronics, Inc. Stock Option Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. Restricted Stock Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. 2002 Non-Employee Directors Stock Option Plan, and the Non-Employee Directors Deferral Plan.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.43	“Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.44	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.45	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.47	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
Article 3. Administration
          3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.
          3.2 Authority of the Committee. Subject to the terms of the Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
          3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards. The Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider or Covered Employee. The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to the Plan and Maximum Awards
          4.1 Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be:
(i)	Seventeen million five hundred ninety six thousand eight hundred sixty nine (17,596,869) Shares; plus

(ii)	(a) four million two hundred three thousand one hundred thirty one (4,203,131) authorized Shares not issued or subject to outstanding awards under the Company’s Prior Plans as of the Effective Date and (b) any Shares subject to the eleven million three hundred sixty two thousand six hundred forty five (11,362,645) outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares).
(b)	To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Authorization by 1.69 Shares; and, to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.

(c)	Subject to adjustment as provided in Section 4.4, and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be:
(i)	Twenty one million eight hundred thousand (21,800,000) Shares that may be issued pursuant to Awards in the form of ISOs, plus a number of shares equal to the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that thereafter cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) up to a maximum of eleven million three hundred sixty two thousand six hundred forty five (11,362,645); and

(ii)	Twenty one million eight hundred thousand (21,800,000) Shares that may be issued pursuant to Awards in the form of NQSOs, plus a number of shares equal to the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that thereafter cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) up to a maximum of eleven million three hundred sixty two thousand six hundred forty five (11,362,645).
(d)	Subject to adjustment in Section 4.4 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to Non-Employee Directors shall be four hundred thousand (400,000) Shares, and no Non-Employee Director may be granted an award covering more than twenty thousand (20,000) Shares in any Plan Year, except that this annual limit on Non-Employee Director Awards shall be increased to forty thousand (40,000) Shares for any Non-Employee Director serving as Chairman of the Board or as Lead Independent Director; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Non-Employee Director, such individual may be granted an Award covering no more than an additional forty thousand (40,000) Shares (a “New Non-Employee Director Award”).

(e)	Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Full Value Awards, which vest on the basis of the Participant’s employment with or provision of service to the Company, shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards which vest upon the attainment of performance goals, shall provide for a performance period of at least twelve (12) months.
4.2 Share Usage.
(a)	Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Notwithstanding the foregoing, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by withholding or tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, both the number of Shares issued and the Shares withheld or tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
4.3 Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:
(a)	Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Plan Year.

(b)	SARs: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for SARs as of the close of the previous Plan Year.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of five million dollars ($5,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Cash-Based Awards as of the close of the previous Plan Year.

(f)	Covered Employee Annual Incentive Award. The maximum aggregate amount awarded or credited with respect to Covered Employee Annual Incentive Awards to any one Participant in any one Plan year may not exceed the value of five million dollars ($5,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Covered Employee Annual Incentive Awards as of the close of the previous Plan Year.

(g)	Other Stock-Based Awards. The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Other Stock-Based Awards as of the close of the previous Plan Year.
               4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
          The Committee shall, as and in the manner it deems necessary or appropriate, make adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.
          Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Committee may authorize the issuance or assumption of awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in section 4.1 (c) hereof.
Article 5. Eligibility and Participation
          5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.
          5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 13.1.
Article 6. Stock Options
          6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

          6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
          6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
          6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.
          6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
          6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
          A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion.
          Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
          Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
          6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
          6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
          6.9 Transferability of Options.
(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
(b)	Non-Qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
          6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
          6.11 Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Stock SARs are substantially equivalent to the terms for the Options and the excess of the Fair Market Value of the underlying Shares over the aggregate Grant Price of the SARs is equivalent to the excess of the Fair Market Value of the underlying Shares over the aggregate Option Price of the Options. If this provision creates adverse accounting consequences for the Company, it shall be considered void by the Committee.
Article 7. Stock Appreciation Rights
          7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
          Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
          The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, set at a premium to the FMV of the Shares on the date of grant, or indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
          7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
          7.3 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
          7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

          7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
          Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.
          7.6 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
          At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
          7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          7.8 Non-Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
          7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8. Restricted Stock and Restricted Stock Units
          8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
          8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
          8.3 Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.
          8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. In the case of Restricted Stock and/or Restricted Stock Units granted to Covered Employees which awards are intended to constitute Performance Based Compensation the applicable performance goal(s) for such Awards shall be selected from those listed in Article 11.
          To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
          Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
          8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
          The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Arrow Electronics, Inc.
          8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. There shall be no voting rights with respect to any Restricted Stock Units granted hereunder.
          8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9. Performance Units/ Performance Shares

          9.1 Grant of Performance Units/ Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
          9.2 Value of Performance Units/ Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant. In the case of Performance Units and or Performance Shares granted to Covered Employees which awards are intended to constitute Performance Based Compensation the applicable performance goal(s) for such Awards shall be selected from those listed in Article 11.
          9.3 Earning of Performance Units/ Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/ Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
          9.4 Form and Timing of Payment of Performance Units/ Performance Shares. Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Shares. Payment will be made in accordance with the terms of the Award Agreement. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee and as evidenced in the Award Agreement. The determination of the Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.
          9.5 Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Award Agreement. Notwithstanding the foregoing, with respect to Performance Awards granted after May 4, 2010, Participants holding Performance Shares may only be entitled to receive dividend equivalents with respect to the vested portions of Performance Awards.
          9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          9.7 Non-Transferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.
Article 10. Cash-Based Awards and Other Stock-Based Awards
          10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
          10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
          10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. In the case of Cash-Based Awards and/or Other Stock-Based Awards granted to Covered Employees which Awards are intended to constitute Performance Based Compensation the applicable performance goals for such Awards shall be selected from those listed in Article 11.
          10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
          10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          10.7 Non-Transferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
Article 11. Performance Measures
          11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	net income;

(b)	earnings per share;

(c)	sales growth;

(d)	income before taxes;

(e)	net operating profit;

(f)	return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g)	cash flow (including, but not limited to, operating cash flow and free cash flow);

(h)	earnings before, interest, taxes, depreciation, and/or amortization;

(i)	operating margins including gross profit, operating expenses and operating income as a percentage of sales;

(j)	productivity ratios;

(k)	share price (including, but not limited to, growth measures and total shareholder return);

(l)	expense targets;

(m)	operating efficiency;

(n)	customer satisfaction;

(o)	working capital targets; and

(p)	economic value-added.
          Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.
          11.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
          11.3 Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
          11.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures in addition to or other than those set forth in Section 11.1.
Article 12. Covered Employee Annual Incentive Award
          Notwithstanding any other provision of this Plan to the contrary, for each Plan Year a Covered Employee Annual Incentive Award shall be paid to any Participant who is an executive officer of the Company and, in the Committee’s determination, is likely to be a “covered employee” within the meaning of Section 162(m) of the Code only in accordance with the provisions of this Article. Within the first ninety (90) days of each Plan Year, the Committee shall establish (i) the performance goals, selected from the list of Performance Measures in Section 11.1, that must be achieved in order for a Covered Employee Annual Incentive Award to be paid to any Covered Employee for the Plan Year, and (ii) the amount of each Covered Employee’s Covered Employee Annual Incentive Award that could be paid based on attainment of such performance goals for the Plan Year. As soon as practicable following the end of each Plan Year, the Committee shall certify whether each Covered Employee otherwise satisfied the requirements of this Plan to receive a Covered Employee Annual Incentive Award. Upon the Committee’s certification thereof, the Covered Employee Annual Incentive Awards shall be paid to the Covered Employees or such lesser amounts as the Committee in its discretion shall prescribe taking into account the otherwise applicable provisions of this Plan and the performance of the Company and the Covered Employees during the Plan Year, provided that such action does not preclude the Covered Employee Annual Incentive Award to any Covered Employee from qualifying as performance based compensation under Section 162(m) of the Code. The Committee shall not exercise any discretion in its administration of the Plan that would be inconsistent with the purposes of Section 162(m) of the Code.
Article 13. Non-Employee Director Awards
          13.1 Non-Employee Director Awards. Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board or service of a Non-Employee Director as Lead Independent Director, or the first selection or appointment of an individual to the Board as a Non-Employee Director. Subject to the limits set forth in Section 4.1(d) and the foregoing, the Board shall grant such Awards to Non-Employee Directors, the Non-Employee Chairman of the Board and the Lead Independent Director, and grant New Non-Employee Director Awards, as it shall from time to time determine.
          13.2 Non-Employee Director Deferrals. This Section 13.2 governs Non-Employee Director deferrals of annual retainers earned and vested as of December 31, 2004. In order to comply with Section 409A of the Code, annual retainers for 2005 and later shall be subject to deferral only in accordance with the Arrow Electronics, Inc. Non-Employee Directors Deferred Stock Unit Plan or Arrow Electronics, Inc. Non-Employee Directors Deferred Compensation Plan (which also permits elective deferrals of Board and Board committee meeting fees).
(a)	Mandatory Deferral: Fifty percent (50%) of each payment comprising any annual retainer fees payable by the Company to each Non-Employee Director shall automatically be withheld by the Company and deferred hereunder, except to the extent that the Non-Employee Director has made an Optional Deferral Election in accordance with Section 13.2(b).

(b)	Optional Deferral Elections: A Non-Employee Director may submit a written election to the Secretary of the Company not to have the deferral provisions of Section 13.2(a) apply to the Non- Employee Director’s retainer fees or to have a deferral of a percentage other than fifty percent (50%) apply (an “Optional Deferral Election”) as follows:
(i)	Prior to the Effective Date of the Plan, each Non-Employee Director may submit an Optional Deferral Election, which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2. Such Optional Deferral Election will be effective unless and until it is revoked in writing.

(ii)	Each Non-Employee Director initially elected after the Effective Date of the Plan may submit an Optional Deferral Election prior to the Non-Employee Director’s receipt of any portion of any retainer fee which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2, such Optional Deferral Election will be effective unless and until it is revoked in writing.

(iii)	On an ongoing basis, each Non-Employee Director who has not made a standing Optional Deferral Election may make an Optional Deferral Election requesting the cessation of deferrals from his or her future payments of annual retainer fees or specifying that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2. In addition, any Non-Employee Director who has previously made a standing Optional Deferral Election may submit a new Optional Deferral Election, which will supersede the prior Optional Deferral Election. Any such election will take effect as of the commencement of the calendar year following the year in which the election is made and will be honored unless and until it is revoked in writing prior to the commencement of the calendar year in which such revocation is to become effective. However, any amounts deferred prior to the effective date of the new Optional Deferral Election will continue to be deferred under Section 13.2.
(c)	Maintenance of Deferred Accounts: A recordkeeping account shall be established and maintained in the name of each Non-Employee Director. Amounts which are deferred hereunder shall be converted into units (“Units”) based on the Fair Market Value of the Company’s common stock, and such Units (including any fractional Units) shall be credited to the Non-Employee Director’s account. The conversion and crediting of deferrals shall occur as of the date that such deferred amounts would otherwise have been payable to the Non- Employee Director. Dividend equivalents earned on the basis of whole Units previously credited to a Non-Employee Director’s account shall be credited to the Non-Employee Director’s account as Units, including fractional Units, on the date any such dividend has been declared to be payable on Shares. Units, excluding fractional Units, shall earn dividend equivalents from the date such Units are credited to a Non-Employee Director’s account until the date such Units are converted into Shares and distributed. Dividend equivalents shall be computed by multiplying the dividend paid per Share during the period Units are credited to a Non-Employee Director’s account times the number of whole Units so credited, but Units shall earn such dividend equivalents only as, if, and when dividends are declared and paid on Shares.

(d)	Method of Distribution of Deferrals: No distribution of deferrals may be made except as provided in this Section 13.2(d) or in a deferral agreement between the Company and a Non-employee Director. As of the last business day of the calendar month in which a Non-Employee Director’s service as a director of the Company ceases, each whole Unit then credited to the Non-Employee Director’s deferral account shall be converted into one Share and any fractional Unit shall be converted into cash by multiplying such fraction by the Fair Market Value of a Share as of such date. Such Shares and cash shall be distributed to the Non-Employee Director in a single lump sum, as soon as practicable following such date. At the written request of a Non-Employee Director, the Board of Directors, in its sole discretion, may accelerate payment of amounts deferred hereunder, upon a showing of unforeseeable emergency by such Non-Employee Director. For purposes of this paragraph, “unforeseeable emergency” is defined as severe financial hardship resulting from extraordinary and unanticipated circumstances arising as a result of one or more recent events beyond the control of the Non-Employee Director. In any event, payment may not be made to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Non-Employee Director’s assets, to the extent the liquidation of such assets would not, itself, cause severe financial hardship; and (3) by cessation of deferrals under the Plan. Examples of events that are not considered to be unforeseeable emergencies include the need to send a Non-Employee Director’s child to college or the desire to purchase a home.
Article 14. Dividend Equivalents
          Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee; provided, however, that, with respect to Awards granted after May 4, 2010, dividend equivalents may only be credited with respect to the vested portions of Awards. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
          Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
Article 15. Beneficiary Designation
          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 16. Deferrals
          The Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Covered Employee Annual Incentive Awards, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
Article 17. Rights of Participants
          17.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.
          Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
          17.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
          17.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
          17.4 No Third Party Beneficiaries. This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.
Article 18. Corporate Events
          Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries, and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder, (each a “Corporate Event”) each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event. Unless otherwise set froth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate. Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Committee in their sole discretion.
Article 19. Amendment, Modification, Suspension, and Termination

          19.1 Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Sections 4.4 and 6.11 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual.
          19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee shall, as and in the manner it deems necessary or appropriate, make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual, unforeseen or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof, restructuring charges and income or expenses related to acquisitions and dispositions, tax and litigation settlements, and capital projects not contemplated at the time an Award was made) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, in order to prevent the unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.
          19.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award or any predecessor plans.
Article 20. Withholding
          20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
          20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 21. Successors
          All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 22. General Provisions
          22.1 Forfeiture Events.
(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.
          22.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
          22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
          22.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          22.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
          22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
          22.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
          22.9 Employees, Directors, Third Party Service Providers, and Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, Third Party Service Providers, or Participants, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors, Third Party Service Providers, or Participants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors, Third Party Service Providers, or Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices;

and
(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
          Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
          22.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
          22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.
          22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
          22.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
          22.14 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
          22.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
          22.16 Right of First Refusal. Unless otherwise set forth in the Award Agreement, shares acquired under the Plan by a Participant may not be sold or otherwise disposed of in any way (including a transfer or gift or by reason of the death of the Participant) until the Participant (or his legal representative, legatee or distributee of his or her estate) first offers to sell the Shares to the Company as herein provided. The price per Share at which the Shares shall be offered to the Company shall be the closing price per Share reported on the Consolidated Tape (as such price is reported in the Wall Street Journal or if such publication is unavailable then Reuters) on the date the Participant’s offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within seven days after such date, the Shares shall thereafter be free of all restrictions under the Plan.
          22.17 Ratification of Actions. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

          22.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
          22.19 Jury Waiver. Every Participant, every person claiming under or through a Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

ARROW ELECTRONICS, INC. C/O BNY MELLON SHAREHOLDER SERVICES 480 WASHINGTON BLVD JERSEY CITY, NJ 07310 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 3, 2010. For those who hold shares under Arrow’s Employee Stock Ownership Plan, voting ends at 11:59 P.M. Eastern Time on April 29, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 3, 2010. For those who hold shares under Arrow’s Employee Stock Ownership Plan, voting ends at 11:59 P.M. Eastern Time on April 29, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you nominee(s) on the line below. vote FOR the following: 0 0 0 1. Election of Directors Nominees 01 Daniel W. Duval 02 Gail E. Hamilton 03 John N. Hanson 04 Richard S. Hill 05 M.F. (Fran) Keeth 06 Roger King 07 Michael J. Long 08 Stephen C. Patrick 09 Barry W. Perry 10 John C. Waddell The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal 0 0 0 year ending December 31, 2010 3 Proposal to Amend and Re-approve the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan 0 0 0 For address change/comments, mark here. 0 R2.09.05.010 (see reverse for instructions) _1 If acting as attorney, executor, trustee or in other representative 0000049533 capacity, please sign name and title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement is/are available at www.proxyvote.com . ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 4, 2010 This Proxy is Solicited by the Board of Directors The undersigned hereby appoints Michael J. Long, Peter S. Brown, and Paul J. Reilly, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 4, 2010, at 10:00 a.m. MST, at the Royal Palms Hotel, 5200 East Camelback Road, Phoenix, Arizona, or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, it will be voted for the directors and the proposals, and otherwise in accordance with management’s discretion. R2.09.05.010 Address change/comments: _2 0000049533 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Please Return This Proxy Promptly in the Enclosed Envelope